Exhibit 10.2

Execution Copy

DATED AS OF JANUARY 22, 2010 TIMMINS GOLD CORP.

and

COMPUTERSHARE TRUST COMPANY OF CANADA AS NOTE TRUSTEE

NOTE INDENTURE

PROVIDING FOR THE ISSUE OF UP TO $15,000,000 IN SENIOR SECURED NOTES

TABLE OF CONTENTS

ARTICLE 1 INTERPRETATION 1

Definitions 1

Meaning of “outstanding” for Certain Purposes 12

Meaning of “Amounts Payable” 13

Interpretation Not Affected by Headings 13

Statute References 13

Currency 13

Non-Business Days 14

Invalidity of Provisions 14

Governing Law 14

Paramountcy 14

Number and Gender 14

Time of Essence 14

ARTICLE 2 THE NOTES 14

Creation and Issuance of Notes 14

Designation of Notes 15

Description of Notes 15

Administrative Matters Re: Payments 16

Form of Notes 17

Legend 17

Execution of Notes 17

Certification 17

Replacement of Notes 18

Option of Holder as to Place of Payment 18

Record of Payments 18

Surrender for Cancellation 18

Right to Receive Note Indenture 19

Notes to Rank Pari Passu 19

Withholding Taxes 19

Maximum Return . 20

No Redemption Right 20

ARTICLE 3 REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP OF NOTES

Registration 20

20

Transfer of Notes 20

Transferee Entitled to Registration 21

Exchange of Notes 21

Ownership of Notes and Entitlement to Payment 22

No Notice of Trusts 22

Persons Entitled to Payment 23

Charges for Transfer and Exchange 23

Closing of Register; Recording of Certain Transfers 23

ARTICLE 4 MANDATORY PAYMENT ON CHANGE OF CONTROL 23

ARTICLE 5 SECURITY 24

Security Documents 24

Registration of the Security 24

After Acquired Property and Further Assurances 24

ARTICLE 6 COVENANTS OF THE COMPANY 24

General Covenants 24

- ii -

Restrictive Covenants of the Company and its Subsidiaries 27

Positive Covenants of the Company in respect of Note Proceeds 29

To Maintain Office or Agency 29

Not to Extend Time for Payment of Payment Amounts 29

To Provide Certificate of Compliance and Default 29

Continued Listing 30

To Pay Note Trustee’s Remuneration and Expenses 30

Comply with Continuous Disclosure Obligations 30

To Pay Additional Amounts 31

Further Assurances 31

Note Trustee May Perform Covenants 31

ARTICLE 7 DEFAULT AND ENFORCEMENT 31

Events of Default 31

Notice of Events of Default 33

Acceleration on Default 34

Waiver of Default 34

Enforcement by the Note Trustee 35

Noteholders May Not Sue 35

Application of Moneys 36

Distribution of Moneys 37

Persons Dealing with Note Trustee 37

Note Trustee Appointed Attorney 38

Remedies Cumulative 38

Immunity of Insiders 38

Judgment Against the Company 38

ARTICLE 8 SATISFACTION AND DISCHARGE 38

Cancellation 38

Payment of Amounts Due on Maturity 39

Repayment of Unclaimed Moneys 39

Discharge 39

Partial Discharge 39

ARTICLE 9 MEETINGS OF NOTEHOLDERS 40

Right to Convene Meetings 40

Notice of Meetings 40

Chairman 40

Quorum 40

Power to Adjourn 41

Show of Hands 41

Poll 41

Voting 41

Regulations 42

The Company and Note Trustee May Be Represented 42

Powers Exercisable by Extraordinary Resolution 42

Meaning of “Ordinary Resolution” 44

Meaning of “Extraordinary Resolution” 44

Powers Cumulative 45

Minutes 45

Signed Instruments 45

Binding Effect of Resolutions 46

Evidence of Rights of Noteholders 46

RecordDate 46

ARTICLE 10 NOTICES 47

- iii -

Notice to the Company 47

Notice to Noteholders 47

Notice to the Note Trustee 47

Mail Service Interruption 48

Waiver of Notice .48

ARTICLE 11 CONCERNING THE NOTE TRUSTEE 48

Indenture Legislation 48

Corporate Note Trustee Required Eligibility 49

No Conflict of Interest 49

Rights and Duties of Note Trustee 49

Evidence Experts and Advisers 50

Note Trustee May Deal in Notes 50

Note Trustee Not Required to Give Security 51

Protection of Note Trustee 51

Environmental Indemnity 52

Investment of Funds 53

Action by Note Trustee to Protect Interests 53

Replacement of Note Trustee 54

Authority to Carry on Business 54

Acceptance of Trusts 55

Limitation of Liability 55

Compensation 55

Compliance with Anti-Money Laundering and Suppression of Terrorism Legislation Compliance with Privacy Code 55 56

Therd Parties 56

Currency Indemnity 56

ARTICLE 12 SUPPLEMENTAL NOTE INDENTURES 57

Supplemental Note Indentures 57

Effect of Supplemental Note Indentures 58

ARTICLE 13 EXECUTION 58

Counterparts and facsimile 58

Language of Note Indenture 59

Formal Date 59

THIS NOTE INDENTURE made as of the 22nd day of January, 2010 BETWEEN:

TIMMINS GOLD CORP., a corporation organized and existing under the laws of the province of British Columbia, Canada

(hereinafter referred to as the “Company”) AND:

COMPUTERSHARE TRUST COMPANY OF CANADA, a

trust company existing under the laws of Canada, and duly authorized to cany on the trust business in each province of Canada

(hereinafter referred to as the “Note Trustee”) WHEREAS:

(A) The Company is desirous of creating and issuing Notes (as hereinafter defined), the issuance of which is provided for by this Note Indenture (as hereinafter defined);

(B) The Company, under the laws relating thereto, is duly authorized to create and issue the Notes to be issued as herein provided to evidence indebtedness of the Company existing on the date hereof or incurred by the Company at any time hereafter;

(C) All necessary resolutions of the Directors (as hereinafter defined) have been duly passed and other proceedings taken and conditions complied with to make the creation and issue of the Notes proposed to be issued hereunder and this Note Indenture and the execution thereof and hereof legal, valid and effective; and

(D) The foregoing recitals are made as representations and statements of fact by the Company and not by the Note Trustee;

NOW THEREFORE THIS NOTE INDENTURE WITNESSETH and it is hereby agreed and declared as follows:

ARTICLE 1 INTERPRETATION

Definitions

1.1 In this Note Indenture, unless there is something in the subject matter or context inconsistent therewith:

“Affiliate” has the meaning given thereto in the Securities Act (Ontario);

“Affiliate Transaction” has the meaning attributed to such term in Section 6.2(i);

“Aggregate Repayment Amount” has the meaning attributed to such term in Section 2.6;

“Applicable Law” means, at any time, with respect to any Person, property, transaction, event or other matter, as applicable, all laws, rules, statutes, regulations, treaties, orders, judgments and decrees, and all official requests, directives, rules, guidelines, orders, policies, practices and other requirements of any Governmental Authority relating or applicable at such time to such Person, property, transaction, event or other matter, and also includes any interpretation thereof by any Person having jurisdiction over it or charged with its administration or interpretation;

“Applicable Securities Legislation” means all applicable securities laws of each of the Provinces of Canada and the respective rules and regulations under such laws together with applicable published fee schedules, prescribed forms, policy statements, national or multilateral instruments, orders, blanket rulings and other regulatory instruments of the securities regulatory authorities in the Provinces of British Columbia, Alberta, Manitoba, Ontario and New Brunswick and such other jurisdictions as may be agreed to between the Company and the Note Trustee;

“Authorization” means any authorization, consent, approval, resolution, licence, exemption, filing, notarization or registration;

“Bloomberg” means the Bloomberg Professional Service provided by Bloomberg LP;

“Bloomberg Price” has the meaning attributed to such term in the definition of Index Price;

“Business Day” means any day other than Saturday, Sunday or a statutory holiday when banks are not open in the Cities of Vancouver, British Columbia or Toronto, Ontario;

“Capital Lease” means, with respect to a Person, a lease or other arrangement in respect of real or personal property that is required to be classified and accounted for as a capital lease obligation on a balance sheet of the Person in accordance with Generally Accepted Accounting Principles;

“Capital Lease Obligation” means, with respect to a Person, the obligation of the Person to pay rent or other amounts under a Capital Lease and for the purposes of this definition, the amount of such obligation, at any date shall be the capitalized amount of such obligation at such date as determined in accordance with Generally Accepted Accounting Principles;

“Certificate of the Company” means an instrument signed in the name of the Company and without personal liability by any two Directors or any two of the President and Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the Secretary and any Vice President of the Company, if applicable, and any combination of any two of the foregoing, certifying the matters specified therein;

“Certified Resolution” means a copy of a resolution certified by a senior officer of the Company to have been duly passed by the Directors and to be in full force and effect on the date of such certification;

“Change of Control” means the occurrence of any of the following events:

(a) there is a report filed with any securities commission or securities regulatory authority in Canada, disclosing that any offeror (as the term “offeror” is defined in section 89(1) of the Securities Act for the purpose of section 102.1 of the Securities Act or any successor provision to either of the foregoing), other than the Company, any Subsidiary of the Company or any employee benefit plan of either the Company or any Subsidiary of the Company, has acquired beneficial ownership (within the meaning of the Securities Act) of, or the power to exercise control or direction over, or Securities convertible into, any voting or equity shares of the Company, that together with the offeror’s securities (as the term “offerer’s securities” is defined in section 89(1) of the Securities Act or any successor provision thereto in relation to the voting or equity shares of the Company) would constitute Voting Shares of the Company representing more than 50% of the total voting power attached to all Voting Shares of the Company then outstanding;

(b) there is consummated any amalgamation, consolidation, statutory arrangement (involving a business combination) or merger of the Company (1) in which the Company is not the continuing or surviving corporation or (2) pursuant to which any Voting Shares of the Company would be reclassified, changed or converted into or exchanged for cash, securities or other property, other than (in each case) an amalgamation, consolidation, statutory arrangement or merger of the Company in which the holders of the Voting Shares of the Company immediately prior to the amalgamation, consolidation, statutory arrangement or merger have, directly or indirectly, more than 50% of the Voting Shares of the continuing or surviving corporation immediately after such transaction; or

(c) any Person or group of Persons shall succeed in having a sufficient number of its nominees elected to the Board of the Company such that such nominees, when added to any existing director remaining on the Board after such election who was a nominee of or is an Affiliate or related Person of such Person or group of Persons, will constitute a majority of the Board;

“Change of Control Date” means the date on which any Change of Control occurs.

“Collateral Agency Agreement” means the collateral agency agreement between the Company, Molimentales, Timmins Mexico, the Note Trustee and the Collateral Agent in the form attached hereto as Schedule A;

“Collateral Agent” means Rubio Villejas y Asociados, S.C. or such other collateral agent which may from time to time be appointed by the Note Trustee as collateral agent under the Collateral Agency Agreement;

“Common Shares” means the common shares of the Company as such common shares exist at the close of business on the date of execution and delivery of this Note Indenture;

“Company” means Timmins Gold Corp. a corporation organized and existing under the laws of the province of British Columbia, Canada;

“Company Counsel” means, at any time, legal counsel retained by the Company in the relevant jurisdiction to the matter in question;

“Company’s Auditors” means, at any time, a firm of chartered accountants duly appointed as auditors of the Company;

“Contingent Liabilities” means, with respect to a Person, any agreement, undertaking or arrangement by which the Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or other, to provide funds for payment, to supply funds to, or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) the obligation, debt or other liability of any other Person or guarantees the payment of dividends or other distributions upon the shares of any Person. The amount of any contingent liability will, subject to any limitation contained therein, be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the obligation, debt or other liability to which the contingent liability is related;

“Counsel” means a lawyer retained by the Note Trustee, who may be counsel to the Company, or retained by the Company and acceptable to the Note Trustee;

“Default” means an Event of Default or any event or circumstance specified in Section 7.1 which would (with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing) be an Event of Default;

“Definitive Notes” means Notes which are Fully Registered as individual certificates issued pursuant to Section 2.10 in the form of Schedule B hereto;

“Director” means a director of the Company for the time being and “Directors” means the board of directors of the Company or, whenever duly empowered, a committee of the board of directors of the Company, and reference to action by the Directors means action by the directors as a board or action by such a committee of the board as a committee;

“Environmental Laws” means all federal, provincial, state, municipal, county, local and other laws, statutes, codes, ordinances, by-laws, rules, regulations, policies, guidelines, certificates, approvals, permits, consents, directions, standards, judgments, orders and other authorizations, as well as common law, civil laws and other jurisprudence or authority, in each case, domestic or foreign, having the force of law at any time relating in whole or in part to any Environmental Matters and any permit, order, directions, certificate, approval, consent, registration, licence or other authorization of any kind held or required to be held in connection with any Environmental Matters;

“Environmental Matters” means:

(a) any condition or substance, heat, energy, sound, vibration, radiation or odour that may affect any component of the earth and its surrounding atmosphere or affect human health or any plant, animal or other living organism; and

(b) any waste, toxic substance, contaminant or dangerous good or the deposit, release or discharge of any thereof into any component of the earth and its surrounding atmosphere;

“Event of Default” has the meaning attributed to such term in Section 7.1; “Extraordinary Resolution” has the meaning attributed to such term in Section 9.13;

“Financial Instrument Obligations” means, with respect to any Person, obligations arising under:

(a) interest rate swap agreements, forward rate agreements, floor, cap or collar agreements, futures or options, insurance or other similar agreements or arrangements, or any combination thereof, entered into or guaranteed by the Person where the subject matter thereof is interest rates or the price, value or amount payable thereunder is dependent or based upon interest rates or fluctuations in interest rates in effect from time to time (but excluding non- speculative conventional floating rate indebtedness);

(b) currency swap agreements, cross-currency agreements, forward agreements, floor, cap or collar agreements, futures or options, insurance or other similar agreements or arrangements, or any combination thereof, entered into or guaranteed by the Person where the subject matter thereof is currency exchange rates or the price, value or amount payable thereunder is dependent or based upon currency exchange rates or fluctuations in currency exchange rates in effect from time to time; and

(c) any agreement for the making or taking of any commodity (including coal, natural gas, oil and electricity), swap agreement, floor, cap or collar agreement or commodity future or option or other similar agreement or arrangement, or any combination thereof, entered into or guaranteed by the Person where the subject matter thereof is any commodity or the price, value or amount payable thereunder is dependent or based upon the price or fluctuations in the price of any commodity;

or any other similar transaction, including any option to enter into any of the foregoing, or any combination of the foregoing, in each case to the extent of the net amount due or accruing due by the Person under the obligations determined by marking the obligations to market in accordance with their terms;

“Fully Registered” means registered as to all Amounts Payable;

“Generally Accepted Accounting Principles” means:

(a) up to and including December 31, 2010 (or such other date as may be determined by Chartered Accountants of Canada or any Governmental Authority to be the date on which companies similar to the Company are required to apply the standards referred to in paragraph (b) below), Canadian generally accepted accounting principles as provided in the Handbook of the Canadian Institute of Chartered Accountants from time to time; and

(b) thereafter, international financial reporting standards, approved by the International Accounting Standards Board or any successor thereto (“IASB”), adopted by the Company, as applicable, as at the date on which any calculation or determination is required to be made, provided that, in accordance with the international financial reporting standards, where the IASB includes a recommendation concerning the treatment of any accounting matter, such recommendation shall be regarded as the only international financing reporting standard;

“Governmental Authority” means each national, state, provincial, county, municipal or other such governmental or public authority, including their authorized administrative bodies, tribunals, commissions and agents, which have legal jurisdiction over a Person or a matter relevant to this Note Indenture;

“Guarantees” means each of the Molimentales Guarantee and the Timmins Mexico Guarantee;

“Inmobiliaria Debt” has the meaning attributed to such term in the definition of “Permitted Indebtedness”;

“Indebtedness” means, with respect to a Person, without duplication:

(a) all obligations of the Person for borrowed money, including debentures, notes or similar instruments and other financial instruments and obligations with respect to bankers’ acceptances and contingent reimbursement obligations relating to letters of credit;

(b)	all Financial Instrument Obligations of the Person;
(c)	all Capital Lease Obligations and Purchase Money Obligations of the Person;

(d) all obligations to pay the deferred and unpaid purchase price of property or services, which purchase price is due and payable more than six months after the date of placing such property or service or taking delivery at the completion of such services;

(e) all Indebtedness of any other Person secured by a Security Interest on any assets of the Company, Timmins Mexico or Molimentales;

(f) all obligations to repurchase, redeem or repay any Common Shares or any other shares of the Company prior to the stated maturity date of the Notes; and

(g) all Contingent Liabilities of the Person with respect to obligations of another Person if such obligations are of the type referred to in paragraphs (a) to(f);

“Indemnified Parties” has the meaning attributed to such term in Section 11.8; “Indenture Legislation” has the meaning attributed to such term in Section 11.1;

“Index Price” means, at any time, the price per troy ounces of gold quoted by Bloomberg as at 5:00 pm Eastern Standard Time on the most recently ended Business Day (the “Bloomberg Price”), provided that if the Bloomberg Price is not available on such Business Day, then the Index Price shall be the price per troy ounces quoted by any other similar index reasonably selected by the Note Trustee (including COMEX or the London PM Fix);

“Material Adverse Effect” means, when used with reference to any event or circumstance, any event or circumstance which has, had, or could reasonably be expected to have:

(a) a material adverse effect on the business, operations, results of operations, assets, liabilities, condition (financial or otherwise) or prospects of (i) the Project, (ii) Molimentales, (iii) the Timmins Mexican Subsidiaries on a consolidated basis; or (iv) the Company; or

(b) a material adverse effect on the ability of the Company, or any Timmins Mexican Subsidiary to perform its obligations under this Note Indenture, any Note or any of the Security Documents;

“Maturity Date” means, with respect to a Note, the date on which all outstanding amounts owing under such Note become due and payable as therein or herein provided, whether at the Stated Maturity Date thereof or by declaration, acceleration, redemption or otherwise;

“Mining Rights” means the governmental approvals and authorizations required in connection with the exploration and the exploitation of mineral mining that are owned by Molimentales, including without limitation any and all mining concessions issued by the Ministry of Economy (Seretaria de Economia) in accordance with article 10 and other applicable provisions of the mining law (Ley Minera) of Mexico, as more particularly described in Schedule C;

“Molimentales” means Molimentales del Noroeste, S.A. de C.V., a sociedadanonima de capital variable organized and existing under the laws of the United Mexican States, an indirect Subsidiary of the Company created to develop the Project;

“Molimentales Guarantee” means the guarantee by Molimentales of the Note Indebtedness in the form attached as Schedule D;

“Note Indebtedness” means all present and future debts, liabilities and obligations of the Company to the Noteholders under and in connection with this Note Indenture and the Notes, including all Amounts Payable and all fees and other money payable or owing from time to time pursuant to the terms of this Note Indenture, any of the Notes and/or any of the Security Documents;

“Note Trustee” means Computershare Trust Company of Canada and every successor Person thereto;

“Notes” means the senior secured notes of the Company issued and certified hereunder, or deemed to be issued and certified hereunder, in definitive form;

“Noteholders” or “Holders” means, at a particular time, the Persons entered in the registers hereinafter mentioned as holders of Notes outstanding at such time;

“Noteholders’ Request” means an instrument signed in one or more counterparts by the Holders of not less than 25% of the aggregate principal amount of the outstanding Notes, requesting the Note Trustee to take or refrain from taking the action or proceeding specified therein;

“Obligations” means, without duplication, with respect to a Person, all items which, in accordance with Generally Accepted Accounting Principles, would be included as liabilities on the liability side of the balance sheet of the Person and all Contingent Liabilities of the Person;

“Ordinary Resolution” has the meaning attributed to such term in Section 9.12;

“Overhead Expenses” means the corporate overhead expenses incurred by the Company in an aggregate amount not to exceed $ 750,000 over the period commencing on the date hereof and ending on the last day of the Payment Period;

“Paying Agent” means the Note Trustee or, if agreed to by the Note Trustee and the Company, may mean a Person authorized by the Company to pay the principal amount, interest or any other amount payable in respect of any Notes on behalf of the Company;

“Payment Amount” has the meaning attributed to such term in Section 2.4; “Payment Date” has the meaning attributed to such term in Section 2.5; “Payment Period” has the meaning attributed to such term in Section 2.4; “Permitted Encumbrances” means:

(a) any Security Interest or deposit under workers’ compensation, social security or similar legislation or in connection with bids, tenders, leases, contracts or expropriation proceedings or to secure related public or statutory obligations, surety and appeal bonds or costs of litigation where required by law;

(b) any Security Interest or privilege imposed by law, such as builders’, mechanics’, materialman’s, carriers’, warehousemen’s and landlords’ liens and privileges in favour of employees; or any Security Interest or privilege arising out of judgments or awards with respect to which, at the time an appeal or proceedings for review is being prosecuted and with respect to which it has secured a stay of execution pending such appeal or proceedings for review for tax or labour proceedings; or any Security Interest for taxes, assessments in tax or labour proceedings that are directly related to Molimentales’ mining concessions and lots, unpaid wages related to labour proceedings or governmental charges or levies for the then current year, or not at the time due and delinquent or the validity of which is being contested at the time in good faith; or any undetermined or inchoate Security Interest or privilege incidental to current operations that has not been filed pursuant to law against the Company or that relates to obligations not due or delinquent; or the deposit of cash or securities in connection with any Security Interest or privilege referred to in this paragraph (b);

(c) any right reserved to or vested in any municipality or governmental or other public authority by the terms of any lease, licence, franchise, grant or permit held or acquired by the Company or any Subsidiary .of the Company, or by any statutory provision, to terminate the lease, licence, franchise, grant or permit or to purchase assets used in connection therewith or to require annual or other periodic payments as a condition of the continuance thereof;

(d) any Security Interest created or assumed by the Company or a Subsidiary in favour of a public utility or Governmental Authority when required by the utility or Governmental Authority in connection with the operations of the Company or any Subsidiary of the Company;

(e) any reservations, limitations, provisos and conditions expressed in original grants from any Governmental Authority;

(f) any minor encumbrance, such as easements, rights-of-way, servitudes or other similar rights in land granted to or reserved by other Persons, rights-of-way for sewers, electric lines, telegraph and telephone lines, oil and natural gas pipelines and other similar purposes, or zoning or other restrictions applicable to the use of real property by the Company or any Subsidiary of the Company, or title defects, encroachments or irregularities, that do not in the aggregate materially detract from the value of the property or materially impair its use in the operation of the business of the Company or any Subsidiary of the Company;

(g) any Security Interest for the purpose of securing any Indebtedness referred to in paragraph (d) of the definition of Permitted Indebtedness but only to the extent such Indebtedness is incurred to acquire tangible personal property and provided such Security Interest is limited to such tangible personal property; and

(h) any Security Interest securing the Indebtedness referred to in paragraph (a) of the definition of Permitted Indebtedness;

“Permitted Indebtedness” means:

(a) Indebtedness incurred by the Company on account of credit card liabilities not exceeding at any time an aggregate amount of $20,000;

(b) until March 11, 2010, Indebtedness owed by Molimentales to Inmobiliaria Y Hotelera Los Algodones, Sociedad Anonima de Capital Variable (the “Inmobiliaria Debt”) provided that the aggregate amount of such Indebtedness does not at any time exceed $4,025,000;

(c) any Indebtedness owed by Molimentales to Timmins Mexico or the Company provided such Indebtedness is fully subordinated to the Indebtedness under the Note Indenture and/or the Notes in form and substance satisfactory to the Note Trustee; and

(d) at any time after the date on which the Inmobiliaria Debt is irrevocably and unconditionally paid in full, Indebtedness not exceeding at any time an aggregate amount of $1,000,000;

“Person” means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, body corporate, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, government or Governmental Authority or entity, however designated or constituted;

“Prepayment Amount” means the greater of (a) the value of 20,000 troy ounces of gold based on the Strike Price (expressed as an amount in Dollars) less the aggregate amount of the Payment Amounts previously paid by the Company to the Note Trustee, and (b) $18,375,000 less the aggregate amount of the Payment Amounts previously paid by the Company to the Note Trustee;

“Principal Amount” means the principal amount of the Notes issued pursuant to this Note Indenture;

“Project” means the San Francisco open pit gold mining and heap leaching project, located approximately 150 km north of Hermosillo in the state of Sonora, Mexico;

“Project Assets Pledge” means the agreement pursuant to which Molimentales has granted the first-ranking Security Interest in the Secured Assets to the Note Trustee on behalf of the Noteholders, the form of which pledge is attached as Schedule E;

“Purchase Money Obligation” means, with respect to a Person, indebtedness of the Person issued, incurred or assumed to finance all or part of the cost of acquiring any asset for the Person;

“Record Date” means the date for determining the Holders of Notes entitled to receive payment on a Payment Date;

“Registrar” means, from time to time, the Person responsible for keeping a register of the Noteholders;

“Register” has the meaning attributed to such term in Section 3.1; “Remaining Amount” has the meaning attributed to such term in Section 2.6;

“Sale-Leaseback Transaction” means an arrangement with a Person by the Company or a Subsidiary providing for the leasing by the Company or such Subsidiary of property from such Person which property has been previously sold or transferred to such Person by the Company or such Subsidiary;

“SAM” means Sprott Asset Management L.P.;

“Secured Assets” means all of the assets now owned or hereinafter acquired by Molimentales including all plant, property, Mining Rights, land rights, and inventory in the heap leach pads, and including without limitation, the equipment listed in the Project Assets Pledge and the proceeds under or rights of insurance policies thereon;

“Security Documents” means, collectively, the Project Assets Pledge, the Guarantees and the Collateral Agency Agreement delivered pursuant to Article 5 of this Note Indenture;

“Security Interest” means any security interest, assignment by way of security, mortgage, charge (whether fixed or floating), hypothec, pledge or other lien or encumbrance in the nature of a security interest on or in any property or asset;

“Securities Act” means the Securities Act (Ontario);

“Stated Maturity Date” has the meaning attributed to such term in Section 2.3;

“Strike Price” means:

(a) in relation to any payment to be made in connection with a Change of Control, the average daily Index Price for a 30-day period ending on the Change of Control Date relating to such Change of Control; and

(b) in relation to any payment to be made in connection with an Event of Default, the average daily Index Price for a 30-day period ending on the day such Event of Default occurs (or if several Events of Default exist at such time, the average daily Index Price for a 30-day period ending on the day that the first. Event of Default occurred);

“Subsidiary” means any subsidiary (as such term is defined in the Securities Act) of the Company from time to time;

“Timmins Mexico” means Timmins Goldcorp Mexico, S.A. de C.V., a sociedad anonima de capital variable organized and existing under the laws of the United Mexican States, a Subsidiary of the Company;

“Timmins Mexico Guarantee” means the guarantee by Timmins Mexico of the Note Indebtedness in the form attached as Schedule D;

“Timmins Mexican Subsidiaries” means each of Timmins Mexico and Molimentales;

“this Note Indenture”, “this Indenture” “hereto”, “hereby”, “hereunder”, “hereof, “herein” and similar expressions refer to this note indenture and not to any particular Article, section, subsection, paragraph, clause, subsection, subdivision or other portion hereof, and include any and every supplemental note indenture; and “supplemental note indenture” and “note indenture supplemental hereto” include any and every instrument which amends this Note Indenture or is supplemental or ancillary hereto or in implementation hereof and the expressions “Article”, “Section”, “subsection” and “paragraph” followed by a number mean and refer to the specified Article, section, subsection paragraph of this Note Indenture;

“TSXV” means the Toronto Stock Exchange Venture;

“Voting Shares” means shares of capital stock of any class of any corporation carrying voting rights under all circumstances, provided that for the purposes of such definition-, shares which only carry the right to vote conditionally on the happening of any event shall not be considered Voting Shares, whether or not such event shall have occurred, nor shall any shares be deemed to cease to be Voting Shares solely by reason of a right to vote accruing to shares of another class or classes by reason of the happening of such event; and

“Written Order of the Company”, “Written Request of the Company” and “Written Direction of the Company” mean, respectively, an order, a request or a direction signed in the name of the Company by any Director; or the President and Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer or the Secretary of the Company, and may consist of one or more instruments so executed.

Meaning of “outstanding” for Certain Purposes

1.2 Every Note certified and delivered by the Note Trustee hereunder shall be deemed to be outstanding until it shall be cancelled or delivered to the Note Trustee for cancellation, or a new Note shall be issued in substitution therefore, provided that:

(a) where a new Note has been issued in substitution for a Note which has been mutilated, lost, stolen or destroyed, only the new Note shall be counted for the purpose of determining the aggregate principal amount of Notes outstanding;

(b) for the purpose of any provision of this Note Indenture entitling Holders of outstanding Notes to vote, sign consents, requests or other instruments or take other action under this Note Indenture, or to constitute a quorum at any meeting of Holders,

Notes owned, directly or indirectly, legally or equitably by the Company or any Affiliate or Subsidiary of the Company shall be disregarded, except that:

i) for the purpose of determining whether the Note Trustee shall be protected in acting and relying on any such vote, consent, request or other instrument or other action, or on the Noteholders present or represented at any meeting of Noteholders constituting a quorum, only the Notes of which the Note Trustee has received actual written notice that they are so owned shall be so disregarded;

ii) Notes so owned which have been pledged in good faith other than to the Company or an Affiliate or Subsidiary of the Company shall not be so disregarded if the pledgee shall establish, to the satisfaction of the Note Trustee, the pledgee’s right to vote such Notes, sign consents, requisitions or other instruments or take such other actions in its discretion free from the control of the Company or any Affiliate or Subsidiary of the Company; and

iii) Notes so owned shall not be disregarded if they are the only Notes outstanding.

Meaning of “Amounts Payable”

1.3 Any reference in this Note Indenture to “Amount”, “Amount Payable” or “Aggregate Repayment Amount” shall be deemed to include any Principal Amount, Payment Amount, Remaining Amount, Prepayment Amount and/or any other amount payable hereunder, under any,of the Notes and/or under any of the Security Documents.

Interpretation Not Affected by Headings

1.4 The division of this Note Indenture into articles, sections, subsections and paragraphs, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Note Indenture.

Statute References

1.5 Any reference in this Note Indenture to a statute shall be deemed to be a reference to such statute as amended, re-enacted or replaced from time to time.

Currency

1.6 Any reference in this Note Indenture to “Dollars”, “dollars” or “$” shall be deemed to be a reference to lawful money of the United States of America and any reference to any payments to be made by the Company shall be deemed to be a reference to payments made in lawful money of the United States of America.

Non-Business Days

1.7 Whenever any payment to be made hereunder shall be due, any period of time would begin or end, any calculation is to be made or any other action is to be taken on or as of, a day other than a Business Day, such payment shall be made, such period of time shall begin or end, such calculation shall be made and such other actions shall be taken, as the case may be, unless otherwise specifically provided for herein, on or as of the next succeeding Business Day and the holder of any Note shall not be entitled to any further interest or other payment in respect of such delay.

Invalidity of Provisions

1.8 Each of the provisions contained in this Note Indenture or the Notes is distinct and severable and a declaration of invalidity, illegality or unenforceability of any such provision by a court of competent jurisdiction shall not affect the validity, legality or enforceability of any other provision hereof or thereof.

Governing Law

1.9 This Note Indenture and the Notes shall be governed by, construed and enforced in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein and shall be treated in all respects as British Columbia contracts.

Paramountcy

1.10 In the event of any inconsistency between the provisions of any section of this Note Indenture and the provisions of any Schedule which forms a part hereof, the provisions of this Note Indenture shall prevail.

Number and Gender

1.11 hi this Note indenture, unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

Time of Essence

1.12 Time shall be of the essence in all respects in this Note Indenture.

ARTICLE 2 THE NOTES

Creation and Issuance of Notes

2.1 The Company hereby creates and authorizes for issuance up to $15,000,000 in principal amount of Notes. The Notes shall be dated the date hereof (including all replacement certificates issued in accordance with this Note Indenture) notwithstanding their date of issue and will become due and payable, together with all other amounts expressed to be payable in relation thereto, as provided herein.

Designation of Notes

2.2 The Notes authorized for issue hereunder are limited to an aggregate principal amount of $15,000,000 and shall be designated as “Senior Secured Notes” and shall be substantially in the form set out in Schedule B.

Description of Notes

2.3 Subject to the other provisions hereof, the Notes shall mature and become due and payable, on July 22, 2011 (the “Stated Maturity Date”) and shall be issued in $100,000 principal denominations or integral multiples thereof.

Payment of Notes

2.4 On the last Business Day of each month during the period commencing August, 2010 and ending July, 2011 (the “Payment Period”), the Note Trustee shall calculate the value of 1,667 troy ounces of gold based on the Index Price for such Business Day (expressed as an amount in Dollars) (each such amount, a “Payment Amount”). The Note Trustee shall verify with SAM and the Company that the calculation of the Payment Amount by the Note Trustee is accurate.

2.5 On the fifth Business Day of each month starting with the second month during the Payment Period and ending with the fifth Business Day of the month immediately following the end of the Payment Period (each such Business Day being a “Payment Date”), the Company shall make a cash payment to the Note Trustee (for the account of each Noteholder) in an amount equal to the Payment Amount relating to the immediately preceding month.

2.6 In the event that, as at the last Payment Date, the aggregate of all Payment Amounts, (the “Aggregate Repayment Amount”) is less than $18,375,000, the Company shall immediately pay to the Note Trustee (for the account of each Noteholder) an amount in cash equal to the amount by which the Aggregate Repayment Amount is less than $18,375,000 (the “Remaining Amount”).

2.7 All payments required to be made pursuant to the provisions hereof shall be made in immediately available funds and without any set-off, deduction, withholding or counter-claim or cross-claim.

2.8 The Note Trustee shall be entitled to rely (and shall rely) on information provided by SAM pursuant to a side letter agreement between the Note Trustee and SAM dated on or about the date hereof for the allocation to principal, interest, fees, charges and other similar payments of any Amount Payable to be paid to the Noteholders and such allocation shall be binding on all of the Noteholders. The Note Trustee shall report Amounts Payable for all federal, provincial and local tax purposes in a manner consistent with such allocations. For greater certainty, such allocation to principal, interest, fees, charges and other similar payments of any Amount Payable previously paid shall not effect the calculation of the Prepayment Amount or the Remaining Amount.

Administrative Matters Re: Payments

2.9 All amounts payable hereunder and/or under any of the Notes will be made payable in lawful money of the United States.

If the date for payment of any Amount Payable is not a Business Day at the place of payment, then payment shall be made on the next Business Day at such place and the Holders of Notes shall not be entitled to any further interest or other payment in respect of the delay.

The Company shall pay each Amount Payable by:

(a) forwarding or causing to be forwarded by same day delivery by 10:00 a.m. (Toronto time) at least two (2) Business Days prior to the applicable payment date, a certified cheque, bank draft or money order for such Amount Payable on the applicable payment date to the Paying Agent to be sent to the Holders of Notes for such payment at each Holder’s address appearing on the Register unless otherwise directed in writing by such Holder or, in the case of joint Holders, payable to all such joint Holders and addressed to one of them at the last address appearing in the Register and negotiable at par at each of the places at which an Amount Payable is payable; or

(b) by transferring to a Paying Agent via wire transfer or other electronic funds transfer, payment for such Amount Payable by 10:00 a.m. (Toronto time) at least two (2) Business Days prior to the applicable payment date to the Paying Agent for delivery to the Holder of Note on the Record Date for such payment, together with a direction to deliver such Amount Payable to such Holder via cheque at such Holder’s address appearing on the Register or, in the case of joint Holders, payable to all such joint Holders and addressed to one of them at the last address appearing in the Register.

The forwarding of such cheque or the transferring of such payment and delivery of such direction shall satisfy and discharge the liability for the Amount Payable to the extent of the sum represented thereby unless such cheque is not paid on presentation at any of the places at which such Amount Payable is payable. In the event of the non-receipt of any cheque by the applicable Noteholder or the loss, theft or destruction thereof, the Company or the Paying Agent, upon being furnished with evidence of such non-receipt, loss, theft or destruction and indemnity reasonably satisfactory to it, shall issue or cause to be issued to such Noteholder a replacement cheque for the amount of such cheque. Notwithstanding the foregoing, the Company, at its option, may cause any Amount Payable to be paid to a Noteholder by wire transfer to an account maintained by such Noteholder or in any other manner reasonably acceptable to the Note Trustee. The Company will notify the Note Trustee promptly (and in any event not more than five days after the Payment Date or the date any other Amount Payable is payable under this Note Indenture, as the case may be) after paying any amount payable under a Note to any Person other than the Paying Agent.

Form of Notes

2.10 The Notes shall be issued only as Fully Registered Notes in denominations of $100,000 and integral multiples thereof and in the form of Definitive Notes. The Notes and the certificate of the Note Trustee endorsed thereon shall be in the English language. The form of Note shall be substantially in the form set out in Schedule B to this Note Indenture with such appropriate additions, deletions, substitutions and variations as the Note Trustee may approve and shall bear such distinguishing letters and numbers as the Note Trustee and the Company may approve, such approval of the Note Trustee to be conclusively evidenced by its certification of the Notes.

The Notes may be engraved, printed or lithographed, mimeographed or typewritten, or partly in one form and partly in another, as the Company may determine.

Legend

2.11 Each Note authenticated in accordance with this Note Indenture shall bear the following legend:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY OR ANY SECURITY UNDERLYING THIS SECURITY BEFORE [INSERT DATE THAT IS 4 MONTHS AND A DAY AFTER THE DISTRIBUTION DATE].”

Execution of Notes

2.12 All Notes shall be signed (either manually, by facsimile, or by manual signature that is sent by portable document format) by any one of the following persons, any Director, the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer or the Secretary of the Company. A signature upon any of the Notes shall for all purposes of this Note Indenture be deemed to be the signature of the individual whose signature it purports to be and to have been signed at the time such signature (either manual, in facsimile or send by portable document format) may appear on the Notes and notwithstanding that any individual whose signature (either manual, in facsimile or sent by portable document format) may appear on the Note is not, at the date of this Note Indenture or at the date of the Notes or at the date of the certifying and delivery thereof, any Director, the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer or the Secretary, as the case may be, of the Company, such Notes shall be valid and binding upon the Company and the Holders thereof shall be entitled to the benefits of this Note Indenture.

Certification

2.13 No Note shall be issued or, if issued, shall be obligatory or shall entitle the Holder thereof to the benefits of this Note indenture, until it has been certified by manual or facsimile signature by or on behalf of the Note Trustee substantially in the form set out in Schedule B or in some other form approved by the Company and the Note Trustee, whose approval shall be conclusively evidenced by the certification thereof. Such manual certification by the Note

Trustee on any Note shall be conclusive evidence that such Note is duly issued and is a valid and binding obligation of the Company and that the Holder is entitled to the benefits of this Note Indenture.

The manual certification of the Note Trustee on any Note issued hereunder shall not be construed as a representation or warranty by the Note Trustee as to the validity of this Note Indenture or of such Note or its issuance (except the due certification thereof and any other warranties by law) or as to the performance by the Company of, and its obligations under, this Note Indenture and the Note Trustee shall in no respect be liable or answerable for the use made of the Notes or any of them or the proceeds thereof.

Replacement of Notes

2.14 If any of the Notes issued and certified hereunder shall become mutilated or be lost, stolen or destroyed, the Company, in its discretion, may issue, and thereupon the Note Trustee shall certify and deliver, a replacement Note of like date and tenor as the one mutilated, lost, stolen or destroyed in exchange for and in place of and upon surrender and cancellation of such mutilated Note, or, in the case of a lost, stolen or destroyed Note, in lieu of and in substitution for the same, and the substituted Note shall be in a form of the Note attached as Schedule B hereto and shall be entitled to the benefits of this Note Indenture and rank equally with all other Notes issued or to be issued hereunder. In case of loss, theft or destruction, the applicant for a substituted Note shall furnish to the Company and to the Note Trustee such evidence of such loss, theft or destruction as shall be satisfactory to each of them in their own discretion, acting reasonably, and shall also furnish an indemnity and a third party bond indemnity in amount and form satisfactory to the Company and the Note Trustee each in their own discretion, acting reasonably. The applicant shall pay all expenses incidental to the issuance of any such new Note.

Option of Holder as to Place of Payment

2.15 Except as herein otherwise provided, all amounts which at any time become payable on account of any Note shall be payable at the Note Trustee’s office in the City of Vancouver, British Columbia or the City of Toronto, Ontario.

Record of Payments

2.16 The Note Trustee shall maintain accounts and records evidencing all payments on the Notes, which accounts and records shall constitute, in the absence of manifest error, prima facie evidence thereof.

Surrender for Cancellation

2.17 If, at any time, any Prepayment Amount becomes payable, each Holder shall surrender for cancellation all Notes held by such Holder to the Note Trustee at its office in the City of Vancouver, British Columbia or the City of Toronto, Ontario provided that the Note Trustee shall not cancel any Note surrendered and shall immediately return all Notes surrendered if such Prepayment Amount has not been paid to the Noteholders in accordance with the provisions of this Note Indenture or any Note.

2.18 On or about the last Payment Date, each Holder shall surrender for cancellation all Notes held by such Holder to the Note Trustee at its office in the City of Vancouver, British Columbia or the City of Toronto, Ontario provided that the Note Trustee shall not cancel any Note surrendered and shall immediately return all Notes surrendered if any Amount Payable has not been paid to the Noteholders in accordance with the provisions of this Note Indenture or any Note.

Right to Receive Note Indenture

2.19 Each Noteholder is entitled to receive from the Company a copy of this Note Indenture on written request and upon payment of a reasonable copying charge or an e-mail copy without charge.

Notes to Rank Pari Passu

2.20 The Notes shall rank equally and rateably with each other and shall be senior obligations of the Company and senior secured obligations of Molimentales and the Security Interest granted to the Note Trustee pursuant to the Security Documents shall constitute security ranking in priority over all other Security Interests on the Secured Assets (subject to the Permitted Encumbrances). All Amounts Payable paid to the Noteholders shall be made on a proportionate basis.

Withholding Taxes

2.21 Any payments made by the Company with respect to the Notes shall be made free and clear of and without deduction for or on account of any present or future tax, duty, levy, impost, assessment, or other governmental charge imposed or levied by or on behalf of any Governmental Authority, which the Company is required to withhold by the Applicable Laws or by the interpretation or administration thereof. If the Company is required by such laws or by the interpretation or administration thereof to withhold any amount from any payment with respect to any payments on the Notes, the Company shall “gross-up” any such affected payment so that the Holder receives a net amount equal to the amount the Holder would have received had such withholding tax not been payable. The Company will furnish to the affected Holders of the Notes, within 30 days after the date that the payment of any aforementioned amounts are due pursuant to Applicable Law, copies of receipts evidencing such payment by the Company.

The Company shall not be required to “gross-up” any payments if the requirement to withhold any amount from such payment results from any transfer of a Note by a Holder in relation to which no withholding obligation exists to a Holder in relation to which such withholding obligation does exist, hi the event that any obligation to withhold arises after the date hereof in relation to any Holder of any Notes, the Company shall be entitled to require such Holder to transfer its Notes (in accordance with the provisions hereof) to a Person designated by the Company provided such Person has agreed to assume all obligations of such Holder under or in connection with this Indenture and such Notes and has agreed and does pay to such Holder an amount equal to the Amount Payable to which such Holder may be entitled under this Indenture or such Notes at such time.

Maximum Return

2.22 The Note Trustee (on behalf of the Noteholders) and the Company acknowledge and agree that the payment of the Amounts Payable and any further consideration to the Noteholders is a fair payment based on the business terms of this transaction. The Note Trustee (on behalf of the Noteholders) and the Company acknowledge and agree that it is their express intention and desire that in no event shall total payment to the Noteholders, whether for any Amount Payable or otherwise, exceed the maximum payment permitted under Applicable Law limiting the rate of interest or other monies chargeable under or in connection with the Notes. Notwithstanding any other terms or conditions of this Indenture or any additional security documents or agreements, the Amount Payable on the Notes shall not exceed the highest interest rate permitted by law.

No Redemption Right

2.23 Unless the prior written consent of the Noteholders is obtained, the Company shall not have the right to partially or fully redeem any of the Notes.

ARTICLE 3 REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP OF NOTES

Registration

3.1 The Company shall, at all times while any Notes are outstanding, cause to be kept by and at the principal corporate trust office of the Note Trustee in the City of Vancouver, British Columbia and in the City of Toronto, Ontario, or such other place or places and by such other Persons as shall be agreed by the Company and the Note Trustee, a central register (the “Register”) in which shall be entered the names and latest known addresses of the Holders of Notes and the other particulars, as prescribed by all Applicable Laws, of the Notes held by them respectively and of all transfers of Notes. Such registration shall be noted on the Notes by the Registrar. The Registrar from time to time shall, when requested in writing so to do by the Company or by the Note Trustee, furnish the Company or the Note Trustee, as the case may be, with a list of the names and last known addresses of the Holders of Notes entered on the Register, showing the principal amount and serial numbers of the Notes held by each of them. For the purposes of this section, the Note Trustee shall be the Registrar and transfer agent for the Notes until notified by the Company otherwise.

The Registers shall, upon prior written notice, at all reasonable times during business hours on a Business Day be open for inspection by the Company, the Note Trustee and any Noteholder.

Transfer of Notes

3.2 A Noteholder may at any time and from time to time have a Note transferred at any of the places at which a Register is kept pursuant to the provisions of Section 3.1 in accordance with such reasonable regulations as the Note Trustee may prescribe.

No transfer of a Note shall be effective as against the Company unless:

(a) such transfer is made by the Holder or the executor, administrator or other legal representative of, or any attorney of, the Holder, duly appointed by an instrument in form and execution satisfactory to the Registrar, upon surrender to the Registrar of the Note and a duly executed form of transfer substantially in the form attached as Schedule A to the form of Definitive Note;

(b)	the holder surrenders their original Note along with the form of transfer described in (a) above;

(c) such transfer is from (i) any fund managed by SAM or Sprott Inc., (ii) Sam, (iii) Sprott Inc., or (iv) any of their respective Affiliates to (A) any fund managed by SAM or Sprott Inc., (B) SAM, (C) Sprott Inc. or (D) any of their respective Affiliates;

(d)	such transfer is made in compliance with all Applicable Laws;
(e)	such transfer is made in compliance with requirements as the Registrar may prescribe;
(f)	such transfer has been noted on the Register by the Registrar; and
(g)	such transfer is made in compliance with Section 3.3.

Upon becoming a Noteholder in accordance with the provisions of this Note Indenture, the transferee thereof shall be deemed to have acknowledged and agreed to be bound by this Note Indenture. Upon registration of such transferee as the holder of the Note, the transferor shall cease to have any further rights under this Note Indenture with respect to such Note other than any rights that may have accrued prior to the date of such registration.

Transferee Entitled to Registration

3.3 The registered transferee of a Note shall be entitled, after the appropriate form of transfer is lodged with the Registrar and upon compliance with all other conditions in that regard required by this Note Indenture or by the Applicable Law, to be entered on the Register as the Holder free from all equities or rights of set off or counterclaim between the Company and the transferor or any previous Holder, except in respect of equities of which the Company is required to take notice by statute or by order of a court of competent jurisdiction.

Exchange of Notes

3.4 Subject to Section 3.8, Notes of any denomination may be exchanged for Notes of any other authorized denomination or denominations, any such exchange to be for Notes of an equivalent aggregate principal amount, at the expense of the exchanging Noteholder. Exchanges of Notes may be made at the principal offices of the Note Trustee in the City of Vancouver or the City of Toronto or at such other locations where registers for Notes are maintained. Any Notes tendered for exchange shall be surrendered to the Note Trustee and shall be cancelled. The Company shall execute, and the Note Trustee shall certify, all Notes necessary to carry out such exchanges.

Except as otherwise provided herein, upon any exchange of Notes of any denomination for Notes of any other authorized denominations and upon any transfer of Notes, the Note Trustee or other Registrar of Notes may make a sufficient charge to reimburse it for any stamp tax, security transfer tax or other governmental charge required to be paid, and in addition a reasonable charge for its services for each Note exchanged or transferred, and payment of such charges shall be made by the party requesting such exchange or transfer as a condition precedent thereto.

Ownership of Notes and Entitlement to Payment

3.5 The Person in whose name a Fully Registered Note shall be registered shall be deemed to be the owner thereof for all purposes of this Note Indenture and each payment on such Note shall be made only to or upon the order in writing of the Holder thereof and such payment shall be a complete discharge to the Note Trustee, any Registrar of Notes, the Company and any Paying Agent for the amounts so paid.

If a Note is registered in the name of more than one Person, each amount from time to time payable in respect thereof may be paid to the order of all such Persons jointly (or as they may jointly direct) and each such payment shall be a good and sufficient discharge to the Company, the Note Trustee, any other Registrar and any Paying Agent for the amount so paid.

The Holder for the time being of a Note shall be entitled to the Amount Payable, free from all equities or rights of set-off or counterclaim between the Company and the original or any intermediate Holder thereof (except any equities of which the Company is required to take notice by law or by order of a court of competent jurisdiction). The receipt by any such Holder of such Amount shall be a good and sufficient discharge to the Company, the Note Trustee, any other Registrar and any Paying Agent for the amount so paid, and none of the Company, the Note Trustee, any other Registrar and the Paying Agent shall be bound to inquire into the title of any such Holders.

The Company and the Note Trustee may treat the Holder of a Note as the beneficial owner thereof without actual production of such Note for the purposes of any Noteholders’ Request, direction, consent, instrument or other document to be made, signed or given by the Holder of such Note.

No Notice of Trusts

3.6 None of the Note Trustee, nor any Registrar for any of the Notes, nor the Paying Agent nor the Company shall be bound to take any notice of or see to the performance or observance of any duty owed to a third Person (whether under a trust, express, implied, resulting or constructive, in respect of any Note or otherwise) by the beneficial owner or the Holder of a Note or any Person whom the Company or the Note Trustee treats, as permitted or required by law, as the beneficial owner or the Holder of such Notes, and the Company, the Note Trustee or any other Registrar may transfer any Note on the direction of the Person so treated or registered as the Holder thereof, whether named as trustee or otherwise, as though that Person were the beneficial owner thereof.

Persons Entitled to Payment

3.7 The Note Trustee shall not be bound to enquire into the title of any Holder, save as ordered by a court of competent jurisdiction or as required by statute.

Charges for Transfer and Exchange

3.8 For each Note exchanged or transferred, the Note Trustee or other Registrar, except as otherwise herein provided, may charge a reasonable amount for its services and in addition may charge a reasonable amount for each new Note issued (such amounts to be agreed upon by the Note Trustee or other Registrar and the Company from time to time), and payment of such charges and reimbursement of the Note Trustee or other Registrar for any stamp taxes or governmental or other charges required to be paid shall be made by the Person requesting such exchange or transfer as a condition precedent thereto.

Closing of Register; Recording of Certain Transfers

3.9 Neither the Company nor the Registrar shall be required to effect transfers or exchanges of Notes on any Payment Date or during the seven preceding Business Days.

ARTICLE 4 MANDATORY PAYMENT ON CHANGE OF CONTROL

Payment on Change of Control

4.1 Within five Business Days following any Change of Control Date, the Company shall make a payment in cash equal to the Prepayment Amount to the Note Trustee for the account of each Noteholder.

Manner of Payment

4.2 The Company shall deposit with the Paying Agent or Note Trustee money sufficient to pay the Prepayment Amount for all Notes by 10:00 a.m. (Toronto time) at least three Business Days following the Change of Control Date.

Payment to Holders

4.3 Within five Business Days following any Change of Control Date, the Paying Agent shall, as soon as practicable, mail to the address that appears on the register of Notes of each Holder of a Note, a cheque, in an amount equal to the Prepayment Amount for each Note held by such Holder provided that the Holder has surrendered its Notes to the Note Trustee in accordance with Section 2.17.

ARTICLE 5 SECURITY

Security Documents

5.1 To secure the due payment of all Note Indebtedness, and the performance by the Company of its obligations contained in the Note Indenture and the Notes, the Company shall cause each of the Timmins Mexican Subsidiaries to execute and deliver to the Collateral Agent and the Note Trustee, as the case may be, for the benefit of the Noteholders, the Security Documents. The Note Trustee and the Company (for itself and on behalf of Molimentales) hereby agree, and each Noteholder by receipt of any Notes agrees, that the Collateral Agent holds the Project Asset Pledge as agent for the Note Trustee and, subject to the other provisions in this Indenture, the Note Trustee shall be entitled to direct the Collateral Agent in respect of the Project Asset Pledge and that, subject to the foregoing, the Note Trustee shall hold the Security Documents in trust for the benefit of the Noteholders pursuant to the terms of this Note Indenture. Subject to the provisions of this Indenture, the Note Trustee is also authorized to direct the Collateral Agent to enter into the Security Documents if applicable and any amendments thereto.

Registration of the Security

5.2 The Company shall, and shall cause each of the Timmins Mexican Subsidiaries to, at its expense, register, file, record and give notice of (or cause to be registered, filed, recorded and given notice of) the Security Documents in all offices in Mexico and elsewhere where such registration, filing, recording or giving notice is necessary for the perfection of the Security Interest constituted thereby and to ensure that such Security Interest is first ranking (subject to Permitted Encumbrances). The Note Trustee shall have no duty or responsibility to cause registrations, filings, recordings and notices to keep in good standing the security interest created by the Security Documents.

After Acquired Property and Further Assurances

5.3 The Company shall, and shall cause the Timmins Mexican Subsidiaries to, from time to time, execute and deliver all such further deeds or other instruments of conveyance, assignment, transfer, mortgage, pledge or charge as may be necessary (if any) to ensure that any additional interests in the Secured Assets acquired after the date hereof, are subject to the Security Interests created pursuant to the Security Documents.

ARTICLE 6

COVENANTS OF THE COMPANY

General Covenants

6.1 The Company covenants with the Note Trustee for the benefit of the Noteholders as follows:

(a) the Company will duly and punctually pay or cause to be paid to every Noteholder each Amount Payable, on the dates, at the places, in the currency and in the manner mentioned herein and/or in the Notes, including the payment of each Payment Amount, the Remaining Amount and the Prepayment Amount upon the occurrence of any Event of Default and any Change of Control Date;

(b) except as herein otherwise expressly provided, so long as any of the Notes are outstanding, the Company will, and will cause each of the Subsidiaries to, at all times maintain their corporate existence, obtain and maintain all Authorizations required or necessary in connection with its business, the Project and/or any of the Secured Assets and to carry on and conduct its respective business in a reasonably proper and efficient manner;

(c) the Company will, and will cause each of the Subsidiaries to, keep or cause to be kept proper books of account and make or cause to be made therein true and complete entries of all of its dealings and transactions in relation to its business in accordance with Generally Accepted Accounting Principles, and at all reasonable times it will furnish or cause to be furnished to the Note Trustee or its duly authorized agent or attorney such information relating to its operations as the Note Trustee may reasonably request and such books of account shall be open for inspection by the Note Trustee or such agent or attorney upon reasonable request;

(d) the Company will, and will cause each of the Timmins Mexican Subsidiaries to, ensure that each of the Security Documents will at all times constitute valid and, upon registration in the appropriate registry, perfected first ranking security interest on all the Secured Assets (subject to Permitted Encumbrances), and will at all times take all actions necessary or reasonably requested to create, perfect and maintain the Security Interests granted pursuant to the Security Documents as perfected first ranking security over the Secured Assets;

(e) the Company will, and will cause each of the Timmins Mexican Subsidiaries to, duly and punctually perform and carry out all of the covenants and acts or things to be done by it as provided in this Note Indenture, the Notes and each of the Security Documents;

(f) the Company will ensure that each of the Timmins Mexican Subsidiaries will obtain and maintain all required governmental authorizations, approvals, licences and permits and third party approvals and consents for development and operation of the Project;

(g) the Company will, and will cause each of the Timmins Mexican Subsidiaries to, comply in all respects with all Applicable Law and Applicable Securities Legislation;

(h)	the Company will, and will cause each of the Timmins Mexican Subsidiaries to:

(i) maintain policies of insurance with responsible carriers and in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or such

Timmins Mexican Subsidiary (as the case may be) operate, and add the Note Trustee and the Collateral Agent as loss payee and a named insured under the policies of Molimentales in connection with the Secured Assets; and (ii) on an annual basis and/or at any other time, promptly at the request of the Note Trustee, deliver to the Note Trustee all certificates and reports prepared in connection with such insurance;

(i) the Company will immediately notify the Note Trustee in writing upon becoming aware of (i) any Default, (ii) any material suit, proceeding or governmental investigation pending or, to the Company’s knowledge, threatened or any notification of any challenge to the validity of any Authorization, relating to the Company, any of the Timmins Mexican Subsidiaries, the Project of any of the Secured Assets and (iii) any force majeure event under any document relating to the Project or any of the Secured Assets;

(j) the Company will at all times own, beneficially and of record, directly or indirectly, 100% of the shares in Timmins Mexico (with the exception of one such share in Timmins Mexico which is held directly, beneficially and of record by Bruce Bragagnolo) and Timmins Mexico will at all times own, beneficially and of record, directly 100% of the shares in Molimentales (with the exception of one such share in Molimentales which is held directly, beneficially and of record by Arturo Bonillas Zapeda). In relation to each of Molimentales and Timmins Mexico, there shall at all times only be one class of shares outstanding with all the rights and entitlements attaching to such shares being the same;

(k) as of the date hereof, the Company is not a Foreign Private Issuer (as such term is defined in the Securities Exchange Act of 1934);

(l) in the event that the Company begins filing with the U.S. Securities and Exchange Commission as a Foreign Private Issuer, the Company will promptly deliver to the Trustee a Certificate of the Company certifying such “reporting issuer” status and other information as the Trustee may require at such given time including the Central Index Key (as such term is defined in the Securities Exchange Act of 1934) that has been assigned for filing purposes;

(m) the Company will maintain or cause to be maintained (to the extent that the nature of its interest permits) the Secured Assets in good condition in accordance with prudent industry standards;

(n) the Company will and will ensure that each of the Timmins Mexican Subsidiaries will pay and discharge or cause to be paid and discharged, promptly when due, all taxes, assessments and governmental charges or levies imposed upon it or in respect of any of the Secured Assets or upon the income or profits therefrom as well as all claims of any kind (including claims for labour, materials, supplies and rent) which, if unpaid, might become a lien thereupon; provided however, that it shall not be required to pay or cause to be paid any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall concurrently be contested in good faith by appropriate proceedings diligently conducted; and

(o) the Company will, and will ensure that each of the Timmins Mexican Subsidiaries will, cause all necessary and proper steps to be taken diligently to protect and defend the Secured Assets and the proceeds thereof against any material adverse claim or demand, including without limitation, the employment or use of counsel for the prosecution or defence of litigation and the contest, settlement, release or discharge of any such claim or demand.

Restrictive Covenants of the Company and its Subsidiaries

6.2 The Company hereby covenants and agrees with the Note Trustee for the benefit of the Noteholders that it will not, and will ensure that none of its Subsidiaries will:

(a) directly or indirectly acquire a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them) or incorporate a company if the consideration for such acquisition or incorporation in any financial year of the Company, when aggregated with the consideration for all other acquisitions and/or incorporations during such financial year of the Company, exceeds $1,000,000, unless the consideration for such acquisition is consideration other than (ii) cash or (ii) the incurrence of Indebtedness;

(b) directly or indirectly issue, incur, assume or otherwise become liable for or in respect of any Indebtedness except the Permitted Indebtedness;

(c) directly or indirectly create, incur, assume, permit or suffer to exist any Security Interest against any assets, including, without limitation, any of the Secured Assets, other than Permitted Encumbrances;

(d) convey, sell, lease, assign, transfer or otherwise dispose of any of the Secured Assets, except that it may dispose of any used or surplus equipment, vehicles and other assets which are Secured Assets in the ordinary course of business and on arm’s length terms provided that the fair market value of such equipment, vehicles and/or other assets, when aggregated with the fair market value of all other assets conveyed sold, leased, assigned, transferred or otherwise disposed of since the date of this Note Indenture, does not exceed $1,000,000 in aggregate;

(e) make any prepayment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness, other than:

i) the payment of the Indebtedness referred to in paragraph (b) of the definition of Permitted Indebtedness on or prior to March 11,2010;

ii) any payment of Indebtedness by Molimentales to the Company in order to make payments on the Note Indebtedness; and

iii) the payment by Molimentales to Timmins Mexico for the purpose of making a payment to the Company to pay for the Overhead Expenses;

provided that no Default exists or is continuing or could result from or in connection with such payment;

(f) subject to the other provisions in this Note Indenture, permit any Subsidiary to issue any securities other than to the Company or to a Subsidiary of the Company;

(g)	enter into any Sale-Leaseback Transaction;

(h) purchase, redeem, retire or otherwise acquire for cash any securities (equity or other) of the Company or any Subsidiary other than the purchase by the Company of shares of Molimentales;

(i) make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company or any Subsidiary (each, an “Affiliate Transaction”) other than:

i) an Affiliate Transaction that, based on a Certificate of the Company to that effect, is on terms that are no less favourable than those that would have been obtained in a comparable arm’s length transaction with a person who is not a “related person”, as such term is defined in the Bankruptcy and Insolvency Act (Canada);

ii) any payments by a Subsidiary to the Company;

iii) the advance by the Company of all the proceeds of the Notes to Molimentales and any payment by Molimentales to the Company for the purpose of the Company making payments required under this Note Indenture or the Notes;

iv) the making of any loan or advance by Timmins Mexico or the Company to Molimentales which is fully subordinated to the Note Indebtedness in form and substance satisfactory to the Note Trustee;

v) the purchase of shares in Molimentales for cash by the Company or Timmins Mexico; or

vi) the payment by Molimentales or Timmins Mexico to the Company to pay for the Overhead Expenses;

(j) amend any of its constating documents if such amendment is or could reasonably be expected to be prejudicial to any of the Noteholders;

(k) enter into or become party or subject to any dissolution, winding-up, reorganization or similar transaction or proceeding;

(l) other than for the purposes of satisfying the Obligations of the Company or any of Timmins Mexican Subsidiaries under this Note Indenture or any Security Document or

(while no Default exists or could result therefrom) paying Overhead Expenses, declare or pay any dividends or make any distributions on any of its (equity) securities; nor

(m) engage in the conduct of any business other than the business of the Company and its Subsidiaries as existing on the date of issuance of the Notes or in businesses reasonably related thereto on a basis consistent with the conduct of such business as conducted on the date of issuance of the Notes.

Positive Covenants of the Company in respect of Note Proceeds

6.3 The Company hereby further covenants and agrees with the Note Trustee for the benefit of the Noteholders that: (a) it will advance all of the proceeds received by the Company from the issuance and sale of the Notes net of third party commissions and expenses directly related to the offering of the Notes to Molimentales and that it shall cause Molimentales to use all such proceeds for the development and operation of the Project as a commercial mine and in accordance with the schedule of costs and working capital attached as Schedule F; and (b) it will cause Molimentales to continue to hold, at all times, a 100% interest in the Project and each of the Secured Assets, subject to Section 6.2(d).

To Maintain Office or Agency

6.4 The Company shall, at all times while any Notes are outstanding, cause to be kept at the principal office of the Indenture Trustee in the City of Vancouver, British Columbia, or Toronto, Ontario, Canada, and in such other place or places as the Company, with the approval of the Indenture Trustee may designate, a register in which shall be entered the names and addresses of the Holders and particulars of the Notes held by them respectively and of all transfers of Notes (the “Register”).

Not to Extend Time for Payment of Payment Amounts

6.5 The Company will not directly or indirectly extend or assent to the extension of time for payment of any amount payable in relation to any Notes or of any principal payable in respect of any Notes and it will not directly or indirectly be or become a party to or approve any such arrangement by purchasing or funding any amount in relation to the Notes or any principal thereof or in any other manner and that the Company will deliver to the Note Trustee all Notes when paid as evidence of such payment.

If the time for the payment of any such amount or principal shall be so extended, whether or not such extension is by or with the consent of the Company, notwithstanding anything herein or in the Notes contained, such amount or principal shall not be entitled, in case of default hereunder, to the benefit of this Note Indenture except subject to the prior payment in full of the principal, of all the Notes then outstanding and of all matured amounts on such Notes the payment of which has not been so extended.

To Provide Certificate of Compliance and Default

6.6 The Company covenants that at any time if requested by the Note Trustee, so long as the Notes are outstanding, the Company will furnish to the Note Trustee a Certificate of the

Company stating that the Company has complied with all covenants, conditions and other requirements contained in this Note Indenture, non-compliance with which would, with the giving of notice or the lapse of time or both, constitute an Event of Default hereunder or, if such is not the case, specifying the covenant, condition or other requirement which has not been complied with and giving particulars of such non-compliance and the action, if any, the Company proposes to take with respect thereto. For the purposes of this Section 6.6, compliance by the Company with the covenants, conditions or other requirements of this Note Indenture shall be determined without regard to any proposed period of grace or notice requirement under this Note Indenture.

Continued Listing

6.7 The Company shall take all reasonable steps and actions as may be required to maintain the listing and posting for trading of the Common Shares on the TSXV and to maintain its status as a “reporting issuer”, or the equivalent thereof not in default of the requirements of the Applicable Securities Legislation of each of the provinces of British Columbia, Alberta and Ontario.

To Pay Note Trustee’s Remuneration and Expenses

6.8 The Company covenants that it will pay to the Note Trustee reasonable remuneration for its services as trustee hereunder and will pay or reimburse all costs, charges and expenses properly incurred by the Note Trustee in connection with the trusts hereof (including the reasonable compensation and the disbursement of the Note Trustee’s Counsel and all other advisors and assistants not regularly in its employ who have been retained by the Note Trustee), on demand by the Note Trustee both before and after default hereunder and thereafter until all duties of the Note Trustee hereunder have been finally and fully performed, except any such expense, disbursement or advance as may arise from the gross negligence or wilful misconduct of the Note Trustee.

Any amount due under this Section 6.8 and unpaid 30 days after demand for such payment shall bear interest from the expiration of such 30 day period at the standard set rate per annum of the Note Trustee from time to time, acting reasonably. After default all amounts so payable and the interest thereon shall be payable out of any funds coming into possession of the Note Trustee or its successor in trusts hereunder in priority to any payment of the principal of and any other amounts payable in relation to the Notes. This provision will survive the termination or discharge of this Note Indenture and the resignation or replacement of the Note Trustee.

Comply with Continuous Disclosure Obligations

6.9 The Company shall timely file all documents that must be publicly filed or sent to its shareholders pursuant to Applicable Securities Legislation in the Provinces of Canada in which the Company is a “reporting issuer” (as such term is defined in such Applicable Securities Legislation) within the time prescribed by such Applicable Securities Legislation and make such documents available on the System for Electronic Document Analysis and Retrieval (“SEDAR”) within such prescribed time period. In the event the Company is not at any time subject to Applicable Securities Legislation, the Company shall continue to provide to the Note Trustee, (a)

within 120 days after the end of each fiscal year, copies of its annual report and audited annual financial statements, and (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, interim financial statements which shall, at a minimum, contain such information required to be provided in quarterly reports by a “reporting issuer” (as such term is defined in such Applicable Securities Legislation) under the Applicable Securities Legislation in each of the Provinces of Canada . Each of such reports will be prepared in accordance with disclosure requirements of Applicable Securities Legislation of such Provinces of Canada and Generally Accepted Accounting Principles.

To Pay Additional Amounts

6.10 The Company will, from time to time, promptly pay or make provisions satisfactory to the Note Trustee for the payment of any additional amounts, including taxes and charges which may be imposed on the Company by the laws of Canada or any province thereof (except income tax or security transfer tax, if any) which shall be payable with respect to the issuance of the Notes pursuant to this Note Indenture.

Further Assurances

6.11 The Company shall, and shall ensure that each of its Subsidiaries shall, from time to time, as may be reasonably required by the Note Trustee, execute and deliver such further and other documents and do all matters and things which are necessary to carry out the intention and provisions of this Note Indenture.

Note Trustee May Perform Covenants

6.12 If the Company shall fail to perform any of its covenants contained herein, the Note Trustee may, upon becoming aware of such failure, in its discretion, but subject to Section 7.2 need not, notify the Noteholders of such failure or may itself perform any of such covenants capable of being performed by it, but is under no obligation to do so. All reasonable sums so required to be paid in connection with the Note Trustee’s performance of any covenant will be paid by the Company and all sums so paid shall be payable by the Company in accordance with the provisions of Section 6.8. No such performance by the Note Trustee of any covenant contained herein or payment or expenditure by the Company of any sums advanced or borrowed by the Note Trustee pursuant to the foregoing provisions shall be deemed to relieve the Company from any default hereunder or its continuing obligations hereunder.

ARTICLE 7 DEFAULT AND ENFORCEMENT

Events of Default

7.1 The occurrence of any one or more of the following events shall constitute an

“Event of Default” hereunder and in respect of the Notes:

(a)	if the Company or any Timmins Mexico Subsidiary defaults in payment of any Amount Payable; or

(b) if the Company or any Subsidiary defaults in observing or performing any other covenant or condition of this Note Indenture, any Note or any Security Document on its part to be observed or performed and, with respect to such covenants or conditions which are capable of rectification, if such default continues for a period of 30 days after notice in writing has been given to the Company by the Note Trustee or the holders of at least 25% of the aggregate principal amount of the Notes then outstanding specifying such default and requiring the Company to rectify the same, unless the Note Trustee or Holders representing more than 50% of the aggregate principal amount of the Notes then outstanding, in accordance with Section 7.4, as the case may be, (having regard to the subject matter of the default) shall have agreed to a longer period and, in such event, for the period agreed to by the Note Trustee or such Holders of Notes, as the case may be; or

(c) any one or more of the Security Documents ceases to be in full force and effect or to constitute a valid and perfected first-priority Security Interest upon all the Secured Assets it purports to charge or encumber, in favour of the Note Trustee for the benefit of itself and/or the Noteholders or in favour of the Collateral Agent for the benefit of itself, the Note Trustee and/or the Noteholders; or

(d) the institution by the Company or any Subsidiary of proceedings to be adjudicated a bankrupt or insolvent or any similar proceedings or the consent by it to the institution of bankruptcy or insolvency proceedings or any similar proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, provincial or state law relating to bankruptcy, insolvency, reorganization or relief of debtors, or the consent by it to the filing of any such petition or to the appointment under any such law of a receiver, receiver-manager, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of all or substantially all of its property, or the making by it of a general assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due; or

(e) the entry of a decree or order by a court having jurisdiction adjudging the Company or any Subsidiary a bankrupt or insolvent or approving as properly filed an application or a petition seeking reorganization, arrangement or adjustment of or in respect of the Company or any Subsidiary under any Applicable Law relating to bankruptcy, insolvency, reorganization or relief of debtors, or appointing under any such law a receiver, receiver-manager, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of all or substantially all of its property, or ordering pursuant to any such law the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

(f) any proceedings are commenced for the winding-up, liquidation or dissolution or any similar proceedings of the Company or any Subsidiary or any decree, order or approval for such winding-up, liquidation or dissolution is issued or entered, unless the Company or such Subsidiary in good faith actively and diligently contests such proceedings, decree, order or approval, resulting in a dismissal or stay thereof within 60 days of commencement; or

(g)	a resolution is passed for the winding-up, dissolution or liquidation of the Company or any Subsidiary; or

(h) this Note Indenture, any Note or any Security Document shall for any reason, or is claimed by the Company or any Subsidiary to, cease in whole or in any part to be a legal, valid, binding and enforceable obligation of the Company or the applicable Subsidiary; or

(i) the Company or any of the Timmins Mexican Subsidiaries fails to pay the principal of, premium, if any, interest on, or any other amount owing in respect of any of its Indebtedness or obligation which is outstanding in an aggregate principal amount exceeding $1,000,000 when such amount becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness or obligation; or any other event occurs or condition exists and continues after the applicable grace period, if any, specified in any agreement or instrument relating to any such Indebtedness or obligation, if its effect is to accelerate or permit the acceleration of, such Indebtedness or obligation; or any such Indebtedness or obligation shall be, or may be, declared to be due and payable prior to its stated maturity; or

(j) any representation or warranty given by the Company or any Subsidiary in the Note Indenture, any Note or any Security Document shall prove to be incorrect or misleading in any material respect as at the date on which it was made and, if the circumstances giving rise to the incorrect or misleading misrepresentation or warranty are capable of modification or rectification (such that, thereafter the representation or warranty would be correct and not misleading), the representation or warranty remains incorrect or misleading at the end of a period of 30 days from the date the Company or such Subsidiary becomes aware of such incorrect or misleading misrepresentation; or

(k)	the occurrence of any Material Adverse Effect; or
(l)	any suspension for a period exceeding 3 months, destruction or abandonment of any part of the Project; or

(m) a final judgment or decree for the payment of money in excess of $1,000,000 individually or $2,000,000 on a cumulative basis is rendered against the Company and/or any Subsidiary by a court having jurisdiction and within a period of 30 days thereafter such judgment or decree shall not have been and remain satisfied, vacated or discharged or stayed pending appeal within the applicable appeal period.

Notice of Events of Default

7.2 Subject to Section 11.4, if an Event of Default shall occur and is continuing the

Note Trustee shall, within 15 days after it becomes aware of the occurrence of such Event of Default, give notice thereof to the Noteholders, in the manner specified in Section 10.2, provided that notwithstanding the foregoing, the Note Trustee shall not be required to give such notice if the Note Trustee in good faith shall have decided that the withholding of such notice is in the best interests of the Noteholders and shall have so advised the Company in writing.

Where notice of the occurrence of an Event of Default has been given to Noteholders and the Event of Default is thereafter cured, notice that the Event of Default is no longer continuing shall be given by the Note Trustee to the Noteholders within 15 days after the Note Trustee becomes aware that the Event of Default has been cured.

Acceleration on Default

7.3 If any Event of Default listed in items (d), (e), (f) or (g) of Section 7.1 has occurred and is continuing the Prepayment Amount shall be due and payable in full by the Company to the Note Trustee (for the account of the Noteholders) immediately without any declaration or other action by the Note Trustee or the Holders. If any other Event of Default has occurred and is continuing the Prepayment Amount shall be due and payable in full by the Company to the Note Trustee (for the account of the Noteholders) immediately upon the Holders of more than 50% of the aggregate Principal Amount of the Notes then outstanding instructing the Note Trustee to declare the Prepayment Amount to be so due and payable.

Notwithstanding anything contained in this Note Indenture or the Notes to the contrary, if the .Prepayment Amount becomes due and payable in accordance with this Section 7.3, then the Company shall pay immediately to the Note Trustee for the benefit of the Noteholders, the Prepayment Amount and all other Amounts Payable and other fees and expenses payable hereunder. Such payment when made shall be deemed to have been made in discharge of the Company’s obligations hereunder and any moneys so received by the Note Trustee shall be applied as provided in Section 7.7.

Waiver of Default

7.4 If an Event of Default shall have occurred:

(a) the Holders of more than 50% of the aggregate Principal Amount of the Notes then outstanding shall have the power (in addition to the powers exercisable by Extraordinary Resolution as hereinafter provided) by instrument signed by such Holders to instruct the Note Trustee to waive any Event of Default hereunder and the Note Trustee shall thereupon waive such Event of Default upon such terms and conditions as such Noteholders shall prescribe; and

(b) the Note Trustee, so long as it has not become bound to institute any proceedings hereunder, shall have the power to waive any Event of Default hereunder if, in the Note Trustee’s opinion, the same shall have been cured or adequate provision made therefor, upon such terms and conditions as the Note Trustee may consider advisable;

provided that no delay or omission of the Note Trustee or of the Noteholders to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or acquiescence therein and provided further that no act or omission either of the Note Trustee or of the Noteholders shall extend to or be taken in any manner whatsoever to affect any subsequent Event of Default hereunder or the rights resulting therefrom.

Enforcement by the Note Trustee

7.5 If an Event of Default shall have occurred, but subject to Section 7.4 and to the provisions of any Extraordinary Resolution that may be passed by the Noteholders as provided herein:

(a) the Note Trustee may in its discretion proceed to enforce and to instruct the Collateral Agent or any other Person to enforce the rights of the Note Trustee, the Noteholders and/or the Collateral Agent (as the case may be) by any action, suit, remedy or proceeding authorized or permitted by this Note Indenture, the Collateral Agency Agreement or any of the Security Documents or by law or equity; and may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Note Trustee, the Noteholders and/or the Collateral Agent (as the case may be) filed in any bankruptcy, insolvency, winding-up or other judicial proceedings relating to the Company or any Subsidiary;

(b) no such remedy for the enforcement of the rights of the Note Trustee, the Noteholders and/or the Collateral Agent (as the case may be) shall be exclusive of or dependent on any other such remedy but any one or more of such remedies may from time to time be exercised independently or in combination;

(c) all rights of action hereunder, the Collateral Agency Agreement or any of the Security Documents may be enforced by the Note Trustee and/or the Collateral Agent (as the case may be) without the possession of any of the Notes or the production thereof on the trial or other proceedings relating thereto; and

(d) upon receipt of a Noteholders’ Request and upon receiving sufficient funds and being indemnified to its satisfaction as provided in Section 11.4, the Note Trustee shall exercise or take such one or more of such remedies as the Noteholders’ Request may direct provided that if any such Noteholders’ Request directs the Note Trustee to take proceedings out of court the Note Trustee may in its discretion take judicial proceedings in lieu thereof.

Noteholders May Not Sue

7.6 No Holder of any Note shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized or permitted by this Note Indenture or by law or by equity for the purpose of enforcing any rights pursuant to this Note Indenture, unless:

(a) such Holder shall previously have given to the Note Trustee, or vice-versa, written notice of the occurrence of an Event of Default;

(b) the Noteholders, by Extraordinary Resolution, shall have made a request to the Note Trustee to take action hereunder or the Noteholders’ Request referred to in Section 7.5(d) shall have been delivered to the Note Trustee, and the Note Trustee shall have been offered a reasonable opportunity either itself to proceed to exercise the powers hereinbefore granted or to institute an action, suit or proceeding in its name for such purpose;

(c) the Noteholders or any of them shall have furnished to the Note Trustee, when requested by the Note Trustee, sufficient funds and an indemnity; and

(d)	the Note Trustee shall have failed to act within a reasonable time thereafter.

in such event but not otherwise any Noteholder, acting on behalf of itself and all other Noteholders, shall be entitled to take proceedings in any court of competent jurisdiction such as the Note Trustee might have taken under Section 7.5, but in no event shall any Noteholder or combination of Noteholders have any right to take any other remedy or proceedings out of court; it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatsoever to enforce any right hereunder or under any Note except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Note Trustee, except only as herein provided, and in any event for the equal benefit of all Holders of outstanding Notes.

Application of Moneys

7.7 Except as otherwise provided herein, any moneys arising from any enforcement hereof, the Collateral Agency Agreement or any of the Security Documents or other proceedings against the Company or any Subsidiary pursuant hereto, the Collateral Agency Agreement or any of the Security Documents or from any trustee in bankruptcy or liquidation of the Company or any Subsidiary, whether by the Note Trustee, the Collateral Agent or any Holder of a Note, shall be held by the Note Trustee and applied by it, together with any moneys then or thereafter in the hands of the Note Trustee available for the purpose, as follows:

(a) first, in payment or reimbursement to the Note Trustee and the Collateral Agent (as the case may be) of the reasonable remuneration, expenses, disbursements, and advances of the Note Trustee and the Collateral Agent (as the case may be) earned, properly incurred or made in the administration or execution of the trusts hereunder or otherwise in relation to this Note Indenture, the Collateral Agency Agreement and any of the Security Documents with interest thereon as herein provided;

(b) second (but subject to, Section 6.8 and this Section 7.7), in or towards payment of all Amounts Payable (or if the Noteholders, by instrument signed by the Holders of more than 66 2/3% of the principal amount of the Notes then outstanding or by Extraordinary Resolution passed at a meeting of Noteholders, shall have directed payments to be made in accordance with any other order of priority, then such moneys shall be applied in accordance with such direction); and

(c)	third, the surplus (if any) of such moneys shall be paid to the Company or as it may direct;

provided, however, that no payments shall be made on any Note held by or for the benefit of the Company or any of its Affiliates or Subsidiaries (other than any Note pledged for value and in good faith to a Person other than the Company or any of its Affiliates or Subsidiaries, but only to the extent of such Person’s interest therein) except subject to the prior payment in full of all amounts on all Notes which are not so held.

For the purpose of disregarding any Notes owned legally or beneficially by the Company or any of its Affiliates or Subsidiaries as required by Section 7.7, the Company shall provide to the Note Trustee, from time to time and forthwith upon the Note Trustee’s written request, a Certificate of the Company setting forth as at the date of such Certificate:

(a) the names (other than the name of the Company) of the registered holders of Notes which, to the knowledge of the Company, are owned by or held for the account of the Company or any of its Subsidiaries; and

(b)	a list of the Notes owned legally and beneficially by the Company or any of its Subsidiaries;

and the Note Trustee shall be entitled to act and rely on such Certificate of the Company for all purposes.

Distribution of Moneys

7.8 Payments to Holders of Notes pursuant to Section 7.7 shall be made as follows:

(a) at least 15 days’ notice of every such payment shall be given in the manner provided in Article 10 specifying the date and time when and the place or places where such payments are to be made and the amount of the payment and the application thereof as between the Amounts Payable which may be payable in relation to any of the Notes;

(b) payment of any Note shall be made upon presentation thereof at any one of the places specified in such notice and any such Note thereby paid in full shall be surrendered, otherwise a notation of such payment shall be endorsed thereon; but the Note Trustee may in its discretion dispense with presentation and surrender or endorsement in any special case upon receipt by it of such indemnity as it shall consider sufficient; and

(c) the Note Trustee shall not be required to make any partial or interim payment to Noteholders unless the moneys in its hands, after reserving therefrom such amount as the Note Trustee may think necessary to provide for the payments mentioned in Section 7.7(a), exceed 2% of the aggregate principal amount of the outstanding Notes.

Persons Dealing with Note Trustee

7.9 No Person dealing with the Note Trustee or the Collateral Agent or any of their agents shall be required to enquire whether an Event of Default has occurred, or whether the powers which the Note Trustee or the Collateral Agent is purporting to exercise have become exercisable, or whether any moneys remain due under this Note Indenture or on the Notes, or to see to the application of any moneys paid to the Note Trustee or the Collateral Agent; and in the absence of fraud on the part of such Person, such dealing shall be deemed to be within the powers hereby conferred and to be valid and effective accordingly.

Note Trustee Appointed Attorney

7.10 The Company irrevocably appoints the Note Trustee to be the attorney of the Company in the name and on behalf of the Company to execute any instruments and do any things which the Company ought to execute and do, and has not executed or done, under the covenants and provisions contained in this Note Indenture and generally to use the name of the Company in the exercise of all or any of the powers hereby conferred on the Note Trustee with full powers of substitution and revocation. Such power of attorney, being coupled with an interest, is irrevocable.

Remedies Cumulative

7.11 No remedy herein conferred upon or reserved to the Note Trustee, the Collateral Agent or the Holders of Notes is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or under the Collateral Agency Agreement or any Security Agreement or now or hereafter existing by law or by statute.

Immunity of Insiders

7.12 The Noteholders and the Note Trustee waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future incorporator, shareholder, director or officer of the Company for the payment of any Amount Payable or on any covenant, agreement, representation or warranty by the Company contained herein or in the Notes.

Judgment Against the Company

7.13 In the case of any judicial or other proceedings to enforce the rights of the Noteholders, including, without limitation, obtaining judgment for any Amount Payable, judgment may be rendered against the Company in favour of the Noteholders or in favour of the Note Trustee or the Collateral Agent (as the case may be), as trustee or agent (as the case may be) for the Noteholders, for any amount which may remain due in respect of the Notes.

ARTICLE 8 SATISFACTION AND DISCHARGE

Cancellation

8.1 All Notes surrendered to the Company, a Registrar or a Paying Agent for any

purpose shall be delivered to the Note Trustee as soon as reasonably practicable. Subject to the other provisions hereof, each such Note, and each Note surrendered to the Note Trustee, shall be cancelled by the Note Trustee forthwith after payments required in respect thereof to the date of surrender have been made. Subject to Applicable Law, all Notes cancelled or required to be cancelled under this or any other provision of this Note Indenture shall be destroyed by the Note Trustee in accordance with the Note Trustee’s ordinary practice, and the Note Trustee shall furnish to the Company, if requested in writing, a cancellation certificate setting out the designating numbers and denominations of the Notes so cancelled or surrendered.

Payment of Amounts Due on Maturity

8.2 The Company shall establish and maintain with the Note Trustee a segregated trust account for the Notes. The account shall be maintained by and be subject to control of the Note Trustee for the purposes of this Note Indenture. At the Maturity Date, the Company shall deposit in such account an amount sufficient to pay the amount payable in respect of the Notes on the Maturity Date, subject to section 2.6. The Note Trustee shall use the funds deposited in such account to pay, to the Holder of a Note entitled to receive payment on the Maturity Date, the Principal Amount of such Note and all other Amounts Payable on surrender of the Note at the office of the Note Trustee or at such other place as shall be designated for such purpose from time to time by the Company and the Note Trustee. The deposit of such amount to the account shall satisfy and discharge the liability of the Company for the Notes to which the deposit relates to the extent of the amount deposited. Failure to make a deposit as required pursuant to this Section 8.2 shall constitute default in payment on the Notes in respect of which the deposit was required to have been made.

Repayment of Unclaimed Moneys

8.3 Subject to Applicable Law, any moneys set aside under Section 8.2 and not claimed by and paid to Holders of Notes within six years after the earlier of the date of such setting aside and the Maturity Date shall be repaid or returned, as the case may be, to the Company by the Note Trustee on written demand, and thereupon the Note Trustee shall be released from all further liability with respect to such moneys and thereafter the Holders of the Notes in respect of which such moneys were so repaid or returned, as the case may be, to the Company shall have no rights in respect thereof except to obtain payment of such moneys without interest thereon from the Company.

Discharge

8.4 Upon proof being given to the reasonable satisfaction of the Note Trustee that all Amounts Payable have been paid or satisfied or that all the outstanding Notes have matured, such payment has been duly provided for by payment to the Note Trustee or otherwise, and upon payment of all costs, charges and expenses properly incurred by the Note Trustee in relation to this Note indenture and the remuneration of the Note Trustee, or upon provision satisfactory to the Note Trustee being made therefor, the Note Trustee shall, at the request and at the expense of the Company, execute and deliver to the Company as soon as practicable such deeds or other instruments as shall be necessary to evidence the satisfaction and discharge of this Note indenture and the Security Documents and to release the Company from its covenants contained herein and under the Security Documents except those relating to the indemnification of the Note Trustee.

Partial Discharge

8.5 Upon the irrevocable and unconditional payment in full of the Inmobiliaria Debt, the Company shall deliver a Certificate of the Company to the Note Trustee to confirm such payment and promptly, upon receipt of such Certificate of the Company, the Note Trustee shall discharge the security over the Mining Rights. For greater certainty, after the discharge of the security over the Mining Rights, the Secured Assets will no longer include any Mining Rights.

ARTICLE 9 MEETINGS OF NOTEHOLDERS

Right to Convene Meetings

9.1 The Note Trustee may at any time and from time to time and shall, on receipt of a written request of the Company or a Noteholders’ Request and receiving sufficient funds and upon being indemnified to its reasonable satisfaction by the Company or by the Noteholders signing such Noteholders’ Request against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Noteholders. If the Note Trustee fails within 10 days after receipt of such written request or Noteholders’ Request and such funding and indemnity to give notice convening a meeting, the Company or such Noteholders, as the case maybe, may convene such meeting. Every such meeting shall be held in the City of Toronto, Ontario or at such other place as may be approved or determined by the party or parties who have convened the meeting in accordance with this section.

Notice of Meetings

9.2 Subject to Section 9.12, not more than 20 and not less than 10 days’ notice of any meeting shall be given to the Noteholders and a copy thereof shall be sent by mail to the Note Trustee unless the meeting has been called by it and to the Company unless the meeting has been called by it. Such notice shall state the time when and the place where the meeting is to be held and shall state briefly the general nature of the business to be transacted thereat, but it shall not be necessary for any such notice to set out the terms of any resolution to be proposed at the meeting or any of the provisions of this Article. The accidental omission to give notice of a meeting to any Holder of Notes shall not invalidate any resolution passed at any such meeting. A Holder may waive notice of a meeting either before or after the meeting.

Chairman

9.3 An individual, who need not be a Noteholder, nominated in writing by the Note Trustee shall be chairman of the meeting and if no individual is so nominated or if the individual so nominated is unable or unwilling to act or if the individual so nominated is not present within 15 minutes from the time fixed for the holding of the meeting, the Noteholders present in person or by proxy shall choose an individual present to be chairman of the meeting.

Quorum

9.4 Subject to the provisions of Section 9.12, the quorum for a meeting of Noteholders shall consist of Noteholders present in person or by proxy and representing at least 25% of the principal amount of the Notes then outstanding. If a quorum of the Noteholders shall not be present within 30 minutes from the time fixed for holding any such meeting, the meeting, if convened by the Noteholders or pursuant to a Noteholder’s Request, shall be dissolved; but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day, in which case it shall be adjourned to the next following Business Day) at the same time and place, and no notice shall be required to be given in respect of such adjourned meeting. At the adjourned meeting the Noteholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent 25% of the principal amount of the Notes then outstanding.

Power to Adjourn

9.5 The chairman of any meeting at which a quorum of the Noteholders is present may, with the consent of the Holders of a majority of the aggregate in principal amount of the Notes represented thereat, adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

Show of Hands

9.6 Every question submitted to a meeting shall be decided in the first place by a majority of the votes given on a show of hands except that votes on Extraordinary Resolutions shall be given in the manner hereinafter provided. At such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

Poll

9.7 On every Extraordinary Resolution, and on any other resolution submitted to a meeting, when demanded by the chairman or by one or more Noteholders and/or proxies for Noteholders holding at least 10% of the aggregate principal amount of the Notes represented thereat, a poll shall be taken in such manner as the chairman shall direct. Resolutions other than Extraordinary Resolutions shall, if a poll is taken, be decided by the votes of the holders of a majority in principal amount of the Notes represented at the meeting and voted on the poll.

Voting

9.8 On a show of hands every Person who is present and entitled to vote, whether as a Noteholder or as proxy for one or more Noteholders or both, shall have one vote. On a poll each Noteholder present in person or represented by a duly appointed proxy shall be entitled to one vote in respect of each $1,000 principal amount of Notes held by such Holder on the record date fixed for the meeting. A proxy need not be a Noteholder. In the case of joint registered Holders of a Note, any one of them present in person or by proxy at the meeting may vote in the absence of the other or others; but in case more than one of them are present in person or by proxy, they shall vote together in respect of the Notes of which they are joint registered Holders. Subject to the provisions of Section 9.9, in the case of Notes held by a Person other than an individual, an officer or representative of such Person may vote the Notes held by it unless there shall be more than one officer or representative of such Person present at the meeting, and those officers or individuals present do not agree on how the Notes may be voted, in which case a written proxy shall be required to determine who may vote the Notes and how such Notes are to be voted.

A Noteholder may appoint or cause to be appointed a Person or Persons as proxies and shall designate the number of votes entitled to each such Person, and each such Person shall be entitled to be present at any meeting of Noteholders and shall be the Persons entitled to vote at such meeting in accordance with the number of votes so designated.

Regulations

9.9 The Note Trustee, or the Company with the approval of the Note Trustee, may from time to time make and from time to time vary such regulations as it shall from time to time think fit providing for or governing the following:

(a) voting by proxy by the Holders and the form of the instrument appointing a proxy (which shall be in writing) and the manner in which the same shall be executed and for the production of the authority of any Person signing a proxy on behalf of a Noteholder;

(b) the deposit of instruments appointing proxyholders at such place as the Note Trustee, the Company or the Noteholders convening a particular meeting, as the case may be, may in the notice convening the meeting direct and the time, if any, before the holding of the meeting or any adjournment thereof by which the same shall be deposited; and

(c) the deposit of instruments appointing proxyholders at some approved place or places other than the place at which a particular meeting is to be held and enabling particulars of such instruments appointing proxyholders to be mailed, faxed or otherwise provided before the meeting to the Company or to the Note Trustee at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting.

Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only Persons who shall be recognized at any meeting of the Holders of any Notes, or as entitled to vote or be present at the meeting in respect thereof, shall be registered Noteholders and Persons whom Noteholders have duly appointed as their proxies.

The Company and Note Trustee May Be Represented

9.10 The Company and the Note Trustee, by their respective officers, employees and directors, and the legal advisers of the Company and the Note Trustee may attend any meeting of the Noteholders, but shall have no vote as such unless such person is also a Noteholder.

Powers Exercisable by Extraordinary Resolution

9.11 In addition to the powers conferred upon them by any other provisions of this Note Indenture or by law, a meeting of the Noteholders shall have the following powers exercisable from time to time by Extraordinary Resolution:

(a) power to approve any change whatsoever in any of the provisions of this Note Indenture, the Notes, the Collateral Agency Agreement or any other Security Document and any modification, abrogation, alteration, compromise or arrangement of the rights of the Noteholders and/or the Note Trustee against the Company or against its undertaking, property and assets or any part thereof whether such rights arise under this Note Indenture, the Notes, the Collateral Agency Agreement or any other Security Documents or otherwise, provided that in the event such modification, alteration or alternative arrangement may impinge upon or change the duties of the Note Trustee, such power may only be exercised with the prior consent of the Note Trustee;

(b) power to direct the Note Trustee to approve any scheme for the reconstruction or reorganization of the Company or any Subsidiary or for the consolidation, amalgamation or merger of the Company or any Subsidiary with or into any other Person or for the sale, lease, transfer or other disposition of the undertaking, property and assets of the Company or any Subsidiary or any part thereof;

(c) power to direct or authorize the Note Trustee or the Collateral Agent to exercise any power, right, remedy or authority given to it by this Note Indenture, the Notes, the Collateral Agency Agreement or any other Security Document in any manner specified in such Extraordinary Resolution (subject to the Note Trustee or the Collateral Agent, as the case may be, being sufficiently funded and indemnified to its reasonable satisfaction) or to refrain from exercising any such power, right remedy or authority;

(d) power to waive and direct the Note Trustee to waive any Default hereunder either unconditionally or upon any conditions specified in such Extraordinary Resolution;

(e) power to restrain any Noteholder from taking or instituting any suit, action or proceeding for the purpose of enforcing payment of any Amount Payable;

(f) power to direct any Noteholder who, as such, has brought any action, suit or proceeding to stay or discontinue or otherwise deal with the same upon payment if the taking of such action, suit or proceeding shall have been permitted by Section 7.6, of the costs, charges and expenses reasonably incurred by such Noteholder in connection therewith;

(g) power to appoint a committee to consult with the Note Trustee (and to remove any committee so appointed) and to delegate to such committee (subject to such limitations, if any, as may be prescribed in such resolution) all or any of the powers which the Noteholders may exercise by Extraordinary Resolution under this Section 9.11; the Extraordinary Resolution making such appointment may provide for payment of the expenses and disbursements of and compensation to such committee and the Note Trustee; such committee shall consist of such number of individuals (who need not be Noteholders) as shall be prescribed in the Extraordinary Resolution appointing it; subject to the Extraordinary Resolution appointing it every such committee may elect its chairman and may make regulations respecting its quorum, the calling of its meetings, the filling of vacancies occurring in its number, the manner in which it may act and its procedure generally and such regulations may provide that the committee may act at a meeting at which a quorum is present or may act by resolution signed in one or more counterparts by a majority of the members thereof or the number of members thereof necessary to constitute a quorum, whichever is the greater; all acts of any such committee within the authority delegated to it shall be binding upon all Noteholders;

(h) power to agree to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any Common Shares or other securities of the Company or any Subsidiary;

(i) power to authorize the distribution in specie of any shares, bonds, debentures, notes or other securities or obligations and/or cash or other consideration received by the Note Trustee on behalf of Noteholders or the use or disposition of the whole or any part of such shares, bonds, debentures, notes or other securities or obligations and/or cash or other consideration in such manner and for such purpose as may be considered advisable and specified in such Extraordinary Resolution;

(j) power to approve the exchange of the Notes for or the conversion thereof into shares, bonds, debentures, notes or other securities or obligations of the Company or any Subsidiary or of any Person formed or to be formed other than in accordance with this Note Indenture;

(k) power to remove the Note Trustee or the Collateral Agent from office and to appoint a new Note Trustee , Collateral Agent, Note Trustee or Note Trustees;

(l) power to amend, alter or repeal any Extraordinary Resolution previously passed or approved by the Noteholders or by any committee appointed pursuant to Section 9.11(g);and except as otherwise provided in this Note Indenture, all other powers of and matters to be determined by the Noteholders may be exercised or determined from time to time by Ordinary Resolution and any of the foregoing powers may not adversely affect any right of the Company, unless the Company consents in writing.

Meaning of “Ordinary Resolution”

9.12 The expression “Ordinary Resolution” when used in this Note Indenture means, a resolution proposed to be passed as an Ordinary Resolution at a meeting of Noteholders duly convened for that purpose and held in accordance with the provisions of this Article 9 at which a quorum of Noteholders is present in and passed by the affirmative votes of the Noteholders present in person or represented by proxy who hold more than 50% of the aggregate principal amount of Notes voted in respect of such resolution.

Meaning of “Extraordinary Resolution”

9.13 The expression “Extraordinary Resolution” when used in this Note Indenture means, subject as hereinafter provided in this Article 9, a resolution proposed to be passed as an extraordinary resolution at a meeting of Noteholders duly convened for that purpose and held in accordance with the provisions of this Article 9 at which the Holders of more than 51% of the aggregate principal amount of the Notes then outstanding are present in person or represented by proxy and passed by the affirmative votes of the Holders of not less than 66 2/3% of the aggregate principal amount of the Notes, present or represented by proxy at the meeting and voted in respect of such resolution.

If at any such meeting the holders of more than 51% of the aggregate principal amount of the Notes then outstanding are not present in person or by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by the Noteholders or pursuant to a Noteholder’s Request, shall be dissolved; but in any other case it shall be adjourned to such date, being not less than 10 nor more than 15 days later, and to such place and time as may be appointed by the chairman of the meeting. Not less than 5 days’ notice shall be given of the time and place of such adjourned meeting in the manner provided in Article 11. Such notice shall state that at the adjourned meeting the Noteholders present in person or represented by proxy shall form a quorum, but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At the adjourned meeting the Noteholders present in person or represented by proxy shall constitute a quorum and may transact the business for which the meeting was originally convened and a resolution proposed to be passed as an extraordinary resolution at such adjourned meeting and passed in accordance with Section 9.8 shall be an Extraordinary Resolution within the meaning of this Note Indenture, notwithstanding that the Holders of more than 51% of the aggregate principal amount of the Notes then outstanding, are not present in person or represented by proxy at such adjourned meeting.

Votes on an Extraordinary Resolution shall always be given on a poll and no demand for a poll on an Extraordinary Resolution shall be necessary.

Powers Cumulative

9.14 It is hereby declared and agreed that any one or more of the powers and/or any combination of the powers in this Note Indenture stated to be exercisable by the Noteholders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the right of the Noteholders to exercise the same or any other such power or powers or combination of powers thereafter from time to time.

Minutes

9.15 Minutes of all resolutions and proceedings at every meeting of Noteholders shall be made and duly entered in books to be provided for that purpose by the person appointed by the Company at the expense of the Company, and any such minutes, if signed by the chairman of the meeting at which such resolutions were passed or proceedings had, or by the chairman of the next succeeding meeting of the Noteholders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed or proceedings had thereat to have been duly passed and had.

Signed Instruments

9.16 Any action which may be taken and any power which may be exercised by the Noteholders at a meeting held as hereinbefore in this Article 9 provided may also be taken and exercised by instrument in writing signed in one or more counterparts by the Holders of not less than 50%, in the case of an Ordinary Resolution, or not less than 66 2/3%, in the case of an Extraordinary Resolution, of the aggregate principal amount of the outstanding Notes and the expressions “Ordinary Resolution” and “Extraordinary Resolution” when used in this Note Indenture shall include an instrument so signed. Notice of any Ordinary Resolution or Extraordinary Resolution passed in accordance with this Section 9.16 shall be given by the Note Trustee to the Holders of Notes within 15 days of the date on which such Ordinary Resolution or Extraordinary Resolution was passed.

Binding Effect of Resolutions

9.17 Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article 9 at a meeting of Noteholders shall be binding upon all the Noteholders, whether present at or absent from such meeting, and every instrument signed by Noteholders in accordance with Section 9.16 shall be binding upon all the Noteholders, whether signatories thereto or not, and each and every Noteholder and the Note Trustee (subject to the provisions for its funding and indemnity herein contained) shall be bound to give effect to every such resolution, Extraordinary Resolution and instrument in writing.

Evidence of Rights of Noteholders

9.18 Any request, direction, notice, consent or other instrument which this Note Indenture may require or permit to be signed or executed by the Noteholders may be in any number of concurrent instruments of similar tenor and may be signed or executed by such Noteholders in person or by attorney duly appointed in writing. Proof of the execution of any such request, direction, notice, consent or other instrument or of a writing appointing any such attorney shall be sufficient for any purpose of this Note Indenture if made in the following manner, namely, the fact and date of the execution by any Person of such request, direction, notice, consent or other instrument or writing may be proved by the certificate of any notary public, or other officer authorized to take acknowledgments of deeds to be recorded at the place where such certificate is made, that the Person signing such request, direction, notice, consent or other instrument or writing acknowledged to him the execution thereof, or by an affidavit of a witness of such execution or in any other manner which the Note Trustee may consider adequate.

The Note Trustee may, nevertheless, in its discretion, require further proof in cases where it considers further proof necessary or desirable or may accept such other proof as it shall consider proper.

Record Date

9.19 If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other action, the Company may, at its option, by or pursuant to a resolution duly passed by the Directors certified by a senior officer of the Company to be in full force and effect, fix in advance a record date for determination of such Holders entitled to provide such request, demand, authorization, direction, notice, consent, waiver or other action, but the Company shall have no obligation to do so. Any such record date shall be the record date specified in or pursuant to such certified resolution.

If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Notes then outstanding have authorized or agreed or consented to such demand, authorization, direction, notice, consent, waiver or other action, and for this purpose the Notes then outstanding shall be computed as of such record date.

ARTICLE 10 NOTICES

Notice to the Company

10.1 Any notice to the Company under the provisions of this Note Indenture shall be valid and effective if delivered personally by courier or by facsimile transmission to, or, subject to Section 10.4, if given by registered mail, postage prepaid, addressed to, the Company at Suite 520-609 Granville Street, Vancouver, BC V7Y 1G5 Canada, facsimile no. 604 682 4009, Attention Chief Executive Officer and shall be deemed to have been given on the date of delivery personally or by facsimile or e-mail transmission if so delivered prior to 5:00 pm. (Vancouver time) on a Business Day and otherwise on the next Business Day or on the third Business Day after such letter has been mailed, as the case may be. The Company may from time to time notify the Note Trustee of a change in address which thereafter, until changed by further notice, shall be the address of the Company for all purposes of this Note Indenture.

Notice to Noteholders

10.2 Except as otherwise expressly provided herein, all notices to be given hereunder to Noteholders shall be valid and effective if such notice is delivered personally, by courier or, subject to Section 10.4, sent by first class mail, postage prepaid, or by electronic communication addressed to such Holders at their post office addresses or by electronic communication details appearing in any of the registers hereinbefore mentioned. Any notice so delivered or sent by electronic communication or mail shall be deemed to have been given on the day upon which it is delivered or sent, as the case may be.

Notice to the Note Trustee

10.3 Any notice to the Note Trustee under the provisions of this Note Indenture shall be valid and effective if delivered personally, by courier or by facsimile transmission to, or, subject to Section 10.4, if given by registered mail, postage prepaid, addressed to the Note Trustee at its principal corporate trust office at Third Floor, 510 Burrard Street, Vancouver, British Columbia V6C 3B9, Tel: 1 604 661 9400, Fax : 1 604 661 9403, Attention: Corporate Trust, General Manager, and shall be deemed to have been given on the date of delivery personally or by facsimile transmission if so delivered prior to 5:00 p.m. (Vancouver time) on a Business Day and otherwise on the next Business Day or on the third Business Day after such letter has been mailed, as the case may be. The Note Trustee may from time to time notify the Company of a change in address which thereafter, until changed by further notice, shall be the address of the Note Trustee for all purposes of this Note Indenture.

Mail Service Interruption

10.4 If the Note Trustee determines that mail service is or is threatened to be interrupted at the time when the Note Trustee is required or elects to give any notice to the Noteholders hereunder, the Note Trustee shall, notwithstanding the provisions hereof, give such notice at the Company’s expense by means of publication in The Globe and Mail national edition, or any other English language daily newspaper or newspapers of general circulation in Canada and in a French language daily newspaper of general circulation in the Province of Quebec, once in each of two successive weeks, and any notice so published shall be deemed to have been given on the latest date on which the publication takes place.

If by reason of any actual or threatened interruption of mail service due to strike, lock-out or otherwise, any notice to be given to the Note Trustee or to the Company would be unlikely to reach its destination in a timely manner, such notice shall be valid and effective only if delivered personally, by courier or facsimile transmission in accordance with Section 10.1 or Section 10.3, as the case may be.

Waiver of Notice

10.5 Any notice provided for in this Note Indenture may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Note Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waivers.

ARTICLE 11 CONCERNING THE NOTE TRUSTEE

Indenture Legislation

11.1 In this Article 11, the term “Indenture Legislation” means the provisions, if any,

of any statute of Canada or a province or territory thereof, and of the regulations under any such statute, relating to indentures and to the rights, duties and obligations of trustees under indentures, to the extent that such provisions are at the time in force and applicable to this Note Indenture or the Company or the Note Trustee.

If and to the extent that any provision of this Note Indenture limits, qualifies or conflicts with a mandatory requirement of Indenture Legislation, such mandatory requirement shall prevail.

At all times in relation to this Note Indenture and any action to be taken hereunder, the Company and the Note Trustee each shall observe and comply with Indenture Legislation and the Company, the Note Trustee and each Noteholder shall be entitled to the benefits of the Indenture Legislation.

Corporate Note Trustee Required Eligibility

11.2 The Note Trustee shall at all times be a corporation organized under the laws of Canada or any province thereof and represents to the Company that, at the date of execution and delivery by it of this Note Indenture, it is duly authorized and qualified to carry on the business of a trust company in each of the provinces and territories of Canada. If at any time the Note Trustee shall cease to be eligible in accordance with this Article 11, it shall resign immediately in the manner and with the effect thereafter specified in this Article 11.

No Conflict of Interest

11.3 The Note Trustee represents to the Company that, at the date of the execution and delivery of this Note Indenture, the Note Trustee is not aware of any material conflict of interest or potential conflict of interest in the role of the Note Trustee as a fiduciary hereunder. If at any time a material conflict of interest exists in the Note Trustee’s role as a fiduciary hereunder the Note Trustee shall, within 90 days after ascertaining that such a material conflict of interest exists, either eliminate the same or else resign from the trusts hereunder by giving notice in writing to the Company at least 30 days prior to such resignation is to take effect and shall on such date be discharged from all further duties and liabilities hereunder. If any such material conflict of interest exists or hereafter shall exist the validity and enforceability of this Note Indenture and the Notes shall not be affected in any manner whatsoever by reason only of the existence of a material conflict of the Note Trustee.

Rights and Duties of Note Trustee

11.4 In the exercise of the rights, powers and duties prescribed or conferred by the terms of this Note Indenture, the Note Trustee shall act honestly and in good faith with a view to the best interests of the Noteholders as a whole and exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances, and shall duly observe and comply with the provisions of any legislation and regulations which relate to the functions or role of the Note Trustee as a fiduciary hereunder.

The obligation of the Note Trustee to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Note Trustee or the Noteholders hereunder shall be conditional upon the Noteholders furnishing, when required by notice in writing by the Note Trustee: (i) sufficient funds to commence or continue such act, action or proceeding and (ii) an indemnity reasonably satisfactory to the Note Trustee to protect and hold harmless the Note Trustee, its officers, directors, employees and agents against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof. None of the provisions contained in this Note Indenture shall require the Note Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless funded and indemnified as aforesaid.

The Note Trustee may, before commencing or at any time during the continuance of any such act, action or proceeding, require the Noteholders at whose instance it is acting to deposit with the Note Trustee the Notes held by them, for which Notes the Note Trustee shall issue receipts.

Every provisions of this Note Indenture that by its terms relieves the Note Trustee of liability or entitles it to rely upon any evidence submitted to it is subject to the provisions of the Indenture Legislation.

The Note Trustee shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall have been required so to do under the terms hereof nor shall the Note Trustee be required to take notice of any default hereunder, unless and until notified in writing of such default which notice shall distinctly specify the default desired to be brought to the attention of the Note Trustee and in the absence of any such notice the Note Trustee may for all purposes of this Note Indenture conclusively assume that no default has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein. Any such notice shall in no way limit any discretion herein given the Note Trustee to determine whether or not the Note Trustee shall take action with respect to any default.

Evidence Experts and Advisers

11.5 In addition to the reports, certificates, opinions, statutory declarations and other evidence required by this Note Indenture, the Company shall furnish to the Note Trustee such additional evidence of compliance with any provisions hereof, and in such form, as may be prescribed by Indenture Legislation or as the Note Trustee may reasonably require by written notice to the Company.

The Note Trustee shall be protected in acting and not acting and relying upon any written notice, request, waiver, consent, certificate, receipt, statutory declaration, opinion, report or other paper or document furnished to it not only as to its due execution and the validity and the effectiveness of its provisions, but also as to the truth, acceptability and accuracy of any information therein contained which it in good faith believes to be genuine and what it purports to be.

The Note Trustee may employ or retain such counsel, auditors, accountants, appraisers or other experts or advisers, whose qualifications give authority to any opinion or report made by them, as it may reasonably require for the purpose of determining and discharging its duties hereunder and shall not be responsible for any misconduct, negligence or fraud on the part of any of them. The Note Trustee may act and rely and shall be protected in acting and relying in good faith on the opinion or advice of or information obtained from any counsel, auditor, accountant, appraiser or other expert or adviser. The remuneration, costs and expenses of any such counsel, auditor, accountant, appraiser or other expert or advisor shall be paid by the Company.

The Note Trustee may act and rely and shall be protected in acting and not acting and relying in good faith on the opinion or advice of or information obtained from any counsel, accountant appraiser, engineer or other expert or advisor, whether retained or employed by the Company or by the Note Trustee, in relation to any matter arising in the administration of the trusts hereof.

Note Trustee May Deal in Notes

11.6 The Note Trustee may buy, sell, lend upon and deal in the Notes or other securities of the Company, either with the Company or otherwise and generally contract and enter into financial transactions with the Company or otherwise, without being liable to account for any profits made thereby.

Note Trustee Not Required to Give Security

11.7 The Note Trustee shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Note Indenture or otherwise in respect of this Note Indenture.

Protection of Note Trustee

11.8 By way of supplement to the provisions of any law for the time being relating to trustees, it is expressly declared and agreed as follows:

(a) the Note Trustee, its directors, officers, employees, and agents, and all of their respective representatives, heirs, successors and assigns (collectively the “Indemnified Parties”) will at all times be indemnified and saved harmless by the Company from and against all claims, demands, losses, actions, causes of action, costs, charges, expenses, damages and liabilities whatsoever arising in connection with this Note Indenture (except any loss, expense, claim, proceeding, judgment or liability described in Section 11.9), including, without limitation, those arising out of or related to actions taken or omitted to be taken by the Note Trustee contemplated hereby, legal fees and disbursements on a solicitor and client basis and costs and expenses incurred in connection with the enforcement of this indemnity, which the Note Trustee may suffer or incur, whether at law or in equity, in any way caused by or arising, directly or indirectly, in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of its duties as Note Trustee and including any act, deed, matter or thing in relation to the registration, perfection, release or discharge of security. The foregoing provisions of this subsection do not apply to the extent that in any circumstances where the Note Trustee or its employees or agents were grossly negligent or acted with wilful misconduct in relation to their obligations hereunder. This indemnity shall survive the termination of this Note Indenture or the resignation or termination of the Note Trustee;

(b) the Note Trustee shall not be liable for or by reason of any statements of fact or recitals in this Note Indenture or in the Notes (except the representation contained in Section 11.13 and in the certificate of the Note Trustee on the Notes) or required to verify the same, but all such statements or recitals are and shall be deemed to be made by the Company;

(c) nothing herein contained shall impose any obligation on the Note Trustee to see to or to require evidence of the registration or filing (or renewal thereof) of this Note Indenture or any instrument ancillary or supplemental hereto;

(d)	the Note Trustee shall not be bound to give notice to any Person of the execution hereof;

(e) the Note Trustee shall not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of the Company of any of the covenants herein contained or of any acts of the agents or the Company;

(f) notwithstanding any other provisions of this Note Indenture, the Note Trustee shall have no obligation to transfer any Notes unless provided with such documents as it deems satisfactory, acting reasonably;

(g) the Note Trustee shall incur no liability with regard to the delivery or non delivery of any certificate, whether delivered by hand, mail or other means; and

(h) the Note Trustee shall be required to disburse moneys according to this Note Indenture only to the extent that moneys have been deposited with it. The Note Trustee shall incur no liability for moneys deposited otherwise than with the Note Trustee.

In addition to and without limiting any other protection hereunder or otherwise by law of the Indemnified Parties, the Company indemnifies, defends and saves harmless the Indemnified Parties from and against any and all liabilities, losses, claims, damages, penalties, fines, actions, suits, demands, levies, assessments, costs, charges, expenses and disbursements (including, without limitation, any and all legal and advisor fees and disbursements) (collectively, “Liabilities”) of whatever kind or nature which may at any time be suffered by, imposed upon, incurred by or asserted against Indemnified Parties, whether groundless or otherwise, howsoever arising from or out of any act, omission or error of the Note Trustee made in connection with its acting as Note Trustee hereunder. Notwithstanding any other provision hereof, the obligations provided for in this section shall survive any termination of the trusts created hereby, whether by reason of removal or resignation of the Note Trustee, termination or discharge of this Indenture or otherwise.

The Note Trustee may act and rely and shall be protected in acting and relying upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, letter, telegram, cable, facsimile or other paper or electronic document believed by it to be genuine and to have been signed, sent or presented by or on behalf of the proper party or parties.

Environmental Indemnity

11.9 The Company hereby indemnifies and holds harmless the Indemnified Parties against any loss, expenses, claim, proceedings, judgment, liability or asserted liability (including strict liability and including costs and expenses of abatement and remediation of spills or releases of contaminants and including liabilities of the Indemnified Parties to third parties (including governmental agencies) in respect of bodily injuries, property damage, damage to or impairment of the environment or any other injury or damage and including liabilities of the Indemnified Parties to third parties for the third parties’ foreseeable and unforeseeable consequential damages) incurred as a result of:

(a)	the administration of the trust created hereby;
(b)	the exercise by the Note Trustee of any rights hereunder or under the Security Documents;

which result from or relate, directly or indirectly, to:

(a) the presence or release of any contaminants, by any means or for any reason, on the Secured Assets, whether or not release or presence of the contaminants was under the control, care or management of the Company or of a previous owner, or of a tenant;

(b)	any contaminant present on or released from any contiguous property to the Secured Assets; or
(c)	the breach or alleged breach of any Environmental Laws by the Company.

For purposes of this Section, “liability” shall include (a) liability of an Indemnified Party for costs and expenses of abatement and remediation of spills and releases of contaminants, (b) liability of an Indemnified Party to a third party to reimburse the third party for bodily injuries, property damages and other injuries or damages which the third party suffers, including (to the extent, if any, that the Indemnified Party is liable therefor) foreseeable and unforeseeable consequential damages suffered by the third party and (c) liability of the Indemnified Party for damage suffered by the third party, (d) liability of an Indemnified Party for damage to or impairment of the environment and (e) liability of an Indemnified Party for court costs, expenses of alternative dispute resolution proceedings, and fees and disbursements of expert consultants and legal counsel on a solicitor and client basis.

Investment of Funds

11.10 Upon receipt of a written direction from the Company, the Note Trustee shall invest the funds in its name in accordance with such direction provided that the funds shall be invested in (a) short term obligations guaranteed by the Federal Government of Canada, (b) GICs, (c) interest bearing accounts, or (d) any other interest bearing investment, in the case of (b), (c) or (d) issued by a Canadian chartered bank or of the Note Trustee. Any direction from the Company to the Note Trustee shall be in writing and shall be provided to the Note Trustee no later than 9:00 am. (Toronto time) on the day on which the investment is to be made. Any such direction received by the Note Trustee after 9:00 a.m (Toronto time) or received on a non- Business Day, shall be deemed to have been given prior to 9:00 a.m. (Toronto time) the next Business Day.

hi the event that the Note Trustee does not receive a direction or only a partial direction, the Note Trustee may hold cash balances constituting part or all of the funds and may, but need not, invest same in its deposit department or the deposit department of one of its Affiliates; but the Note Trustee and its Affiliates shall not be liable to account for any profit or losses to any parties to this Note Indenture or to any other Person other than at a rate, if any, established from time to time by the Note Trustee or one of its Affiliates.

Action by Note Trustee to Protect Interests

11.11 The Note Trustee shall have the power to institute and maintain all and any such actions, suits or proceedings and to take any other action as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the holders of the Notes.

Replacement of Note Trustee

11.12 The Note Trustee may resign from the trusts hereunder and thereupon be discharged from all further duties and liabilities hereunder by giving to the Company 60 days’ notice in writing or such shorter notice as the Company may accept as sufficient. The Noteholders by Extraordinary Resolution shall have power at any time to remove the Note Trustee and to appoint a new trustee hereunder. In the event of the Note Trustee resigning or being removed as aforesaid or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Company shall forthwith appoint a new trustee hereunder unless a new trustee has already been appointed by the Noteholders. Failing such appointment by the Company, the retiring trustee hereunder (at the expense of the Company) or any Noteholder may apply to the courts of British Columbia, on such notice as such courts may direct, for the appointment of a new trustee hereunder; but any trustee so appointed by the Company or by such courts shall be subject to removal as aforesaid by the Noteholders. Any new trustee hereunder appointed under any provision of this Section 11.12 shall, at the request of the Holders, be a corporation authorized and qualified to carry on the business of a trust company in each province and territory of Canada and every other jurisdiction where such authorization or qualification is necessary to enable it to act as a trustee hereunder, shall certify that it will not have any material conflict of interest upon becoming trustee hereunder, and shall accept the trusts herein declared and provided for. On any new appointment the new trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Note Trustee.

Any corporation into which the Note Trustee may be merged or with which it may be consolidated or amalgamated, or any corporation resulting from any merger, consolidation or amalgamation to which the Note Trustee shall be a party, shall be the successor Note Trustee under this Note Indenture without the necessity of the execution of any instrument or any further act.

Upon the written request of the successor trustee or of the Company, the Note Trustee ceasing to act shall, subject to the payment of its outstanding remuneration and expenses, execute and deliver an instrument assigning and transferring to such successor trustee, upon the trusts herein expressed, all the rights, powers and trusts of the Note Trustee so ceasing to act, and shall duly assign, transfer and deliver all property and money held by such Note Trustee to the successor trustee so appointed in its place. Should any deed, conveyance or instrument in writing from the Company be required by any new trustee for more fully and certainly vesting in and confirming to it such estates, properties, rights, powers and trusts, then any and all such deeds, conveyances and instruments in writing shall on request of such new trustee be made, executed, acknowledged and delivered by the Company.

Authority to Carry on Business

11.13 The Note Trustee represents to the Company that, at the date of execution and delivery by it of this Note Indenture it is authorized to carry on the business of a trust company in each of the provinces and territories of Canada but if, notwithstanding the provisions of this section, it ceases to be so authorized to cany on business, the validity and enforceability of this Note Indenture and the Notes issued hereunder shall not be affected in any manner whatsoever by reason only of such event but the Note Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in each of the provinces and territories of Canada, either become so authorized or resign in the manner and with the effect specified in Section 11.12.

Acceptance of Trusts

11.14 The Note Trustee accepts the trusts and the appointment as trustee and transfer agent and Registrar of the Notes in this Note Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth and in trust for the various Persons who shall from time to time be Noteholders, subject to the terms and conditions herein set forth.

Limitation of Liability

11.15 The Note Trustee acknowledges that this Note Indenture shall be conclusively taken to have been executed by directors, or by officers of the Company, on behalf of the directors of the Company, only in their capacity as directors. The Note Trustee hereto hereby disavows any liability upon and waives any claim against holders of Common Shares and annuitants under plans of which holders of Common Shares act as trustee or carrier and the obligations created hereunder are not personally binding upon, nor shall resort be had to, nor shall recourse or satisfaction be sought from, the private property of any director or officer of the Company or any holder of Common Shares or such annuitant, but the property of the Company from time to time or a specific portion thereof only shall be bound. It is agreed that the benefit of this provision is restricted to the directors and officers of the Company, each holder of Common Shares issued by the Company and such annuitants and, solely for that purpose, the undersigned signing officers of the Company have entered into this provision as agent and trustee for and on behalf of the Company, each holder of Common Shares of the Company and each such annuitant.

Compensation

11.16 The Company will pay the Note Trustee compensation as agreed upon in writing for its services. The compensation of the Note Trustee is not limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Note Trustee upon request of all reasonable out-of-pocket expenses, disbursements and advances properly incurred or made by the Note Trustee, including the reasonable compensation and expenses of the Note Trustee’s agents and counsel.

Compliance with Anti-Money Laundering and Suppression of Terrorism Legislation

11.17 The Note Trustee shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Note Trustee, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Note Trustee, in its sole judgment, determine at any time that its acting under this Note Indenture has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 10 days written notice to the Company, provided that (i) the Note Trustee’s written notice shall describe the circumstances of such non-compliance; and (ii) if such circumstances are rectified to the Note Trustee’s satisfaction within such 10 day period, then such resignation shall not be effective.

Compliance with Privacy Code

11.18 The Company acknowledges that the Note Trustee may, in the course of providing services hereunder, collect or receive financial and other personal information about such parties and/or their representatives, as individuals, or about other individuals related to the subject matter hereof, and use such information for the following purposes:

(a) to provide the services required under this Note Indenture and other services that may be requested from time to time;

(b)	to help the Note Trustee manage its servicing relationships with such individuals;
(c)	to meet the Note Trustee’s legal and regulatory requirements; and

(d) if social insurance numbers are collected by the Note Trustee, to perform tax reporting and to assist in the verification of an individual’s identity for security purposes.

The Company acknowledges and agrees that the Note Trustee may receive, collect, use and disclose personal information provided to it or acquired by it in the course of its acting as trustee hereunder for the purposes described above and, generally, in the manner and on the terms described in its Privacy Code, which the Note Trustee shall make available on its website or upon request, including revisions thereto. Further, the Company agrees that it shall not provide or cause to be provided to the Note Trustee any personal information relating to an individual’ who is not a party to this Note Indenture unless the Company has assured itself that such individual understands and has consented to the aforementioned uses and disclosures.

Third Parties

11.19 The Company hereby represents to the Note Trustee that any account to be opened by, or interest to be held by, the Note Trustee in connection with this Note Indenture, for or to the credit of the Company, either (a) is not intended to be used by or on behalf of any third party; or (b) is intended to be used by or on behalf of a third party, in which case such party hereto agrees to complete and execute forthwith a declaration in the Note Trustee’s prescribed form as to the particulars of such third party.

Currency Indemnity

11.20 If the currency of account between the Company and the Note Trustee is in any currency other than Canadian Dollars (“foreign currency”), the specification of such foreign currency and the payment thereof is of the essence and such foreign currency shall be the currency of account in all events (the “Required Currency”). If under any applicable laws and whether pursuant to a judgment being made or registered against the Company or for any other reason, any payment of all or part of the indebtedness owing by the Company is made or is satisfied in a currency other than the Required Currency (the “Other Currency”), then to the extent that the payment (when converted into the Required Currency at the prevailing rate of exchange on the date of payment, or, if it is not practicable for the Note Trustee to purchase the Required Currency with the Other Currency on the date of payment, at the rate of exchange as soon thereafter as it is practicable for it to do so) actually received by the Note Trustee falls short of the amount of the indebtedness required to be paid, the Company shall, as a separate and independent obligation, indemnify and hold harmless the Note Trustee against the amount of such shortfall. For the purpose of this Note Indenture, “rate of exchange” means the rate at which the Note Trustee is able on a foreign exchange market selected by the Note Trustee on the relevant date to purchase the Required Currency with the Other Currency and shall take into account any premium and other reasonable costs of exchange.

ARTICLE 12 SUPPLEMENTAL NOTE INDENTURES

Supplemental Note Indentures

12.1 From time to time the Company (provided so authorized by a resolution of the

Directors) and the Note Trustee may without the consent of any Noteholder, and they shall, when expressly required by this Note Indenture, execute, acknowledge and deliver, by their proper officers, deeds or note indentures supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

(a) adding to the provisions hereof, based on the opinion of Counsel, such additional covenants of the Company, enforcement provisions and other provisions for the protection of the Holders of the Notes and/or providing for Events of Default in addition to those herein specified;

(b) making such provisions not inconsistent with this Note Indenture as may be necessary or desirable with respect to matters or questions arising hereunder, including the making of any modifications in the form of the Notes which do not affect the substance thereof and which, in the opinion of the Note Trustee, it may be expedient to make, provided that in reliance upon the opinion of Counsel, the Note Trustee shall be of the opinion that such provisions and modifications will not be prejudicial to the interests of the Noteholders;

(c) evidencing the succession, or successive successions, of other Persons to the Company and the covenants of and obligations assumed by any such successor in accordance with the provisions of this Note Indenture;

(d)	giving effect to any Ordinary Resolution or Extraordinary Resolution passed as provided in Article 9;

(e) making any additions to, deletions from or alterations of the provisions of this Note Indenture (including any of the terms and conditions of the Notes) which, in the opinion of Counsel to the Note Trustee, are not prejudicial to the interests of the

Noteholders and which are necessary or advisable in order to incorporate, reflect or comply with Indenture Legislation;

(f) adding to or altering the provisions hereof in respect of the transfer of Notes, including provision for the exchange of Notes of different denominations, and making any modification in the form of the Notes which does not affect the substance thereof and which, in the opinion of the Note Trustee, in reliance upon the opinion of its Counsel, is not prejudicial to the interests of the Noteholders;

(g) correcting or rectifying any ambiguities, defective provisions, errors or omissions herein provided that in the opinion of the Note Trustee, in reliance upon the opinion of its Counsel, the rights of the Note Trustee and the Noteholders are in no way prejudiced thereby; and

(h) any other purpose not inconsistent with the terms of this Note Indenture provided that in the opinion of the Note Trustee, based on the opinion of Counsel, the rights of the Note Trustee and the Noteholders are in no way prejudiced thereby;

provided that the Note Trustee may in its sole discretion decline to enter into any such supplemental deeds or note indenture which, in its opinion, may not afford adequate protection to the Note Trustee when the same shall become operative.

Effect of Supplemental Note Indentures

12.2 Upon the execution of any supplemental note indenture relating to some or all

Notes, the Note Indenture shall be modified in accordance therewith, such supplemental note indenture shall form a part of this Note Indenture for all purposes in relation to such Notes, and every Holder of such Notes shall be bound thereby. Any supplemental note indenture providing for the issue of Notes may contain terms which add to, modify or negate any of the terms contained in this Note Indenture in relation to the Notes to be so issued, and to the extent that there is any difference between the terms of this Note Indenture and the terms contained in a supplemental note indenture, the terms contained in the supplemental note indenture shall be applicable to the Notes unless otherwise indicated in such supplemental note indenture; provided that no provision in a supplemental note indenture shall adversely affect the rights of Holders of Notes.

ARTICLE 13 EXECUTION

Counterparts and facsimile

13.1 This Note Indenture may be executed in counterparts and by electronic transmission of an authorized signature and each such counterpart shall be deemed to form part of one and the same document.

Language of Note Indenture

13.2 The parties agree that the English language shall be the sole language governing the interpretation of the terms and conditions of this Note Indenture.

Formal Date

13.3 For the purpose of convenience, this Note Indenture may be referred to as bearing the formal date of January 22, 2010, irrespective of the actual date of execution hereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF the parties hereto have executed this Note Indenture under the hands of their proper officers duly authorized in that behalf.

TIMMINS GOLD CORP.

Per:

Authorized Signatory

COMPUTERSHARE TRUST COMPANY OF CANADA

Per: Authorized Signatory Authorized Signatory

Per:

IN WITNESS WHEREOF the parties hereto have executed this Note Indenture under the hands of their proper officers duly authorized in that behalf.

TIMMINS GOLD-CORP.

per:

Authorized Signatory

COMPUTERSHARE TRUST COMPANY OF CANADA

Per:

Authorized Signatory

Per:

Authorized Signatory

SCHEDULE A COLLATERAL AGENCY AGREEMENT

(Please see attached.)

SCHEDULE B FORM OF DEFINITIVE NOTE

No. [•] TIMMINS GOLD CORP. Principal Amount

(existing under the laws of British Columbia) $

SENIOR SECURED NOTES

TIMMINS GOLD CORP. (the “Company”) for value received, hereby promises to pay:

[•]

the registered holder hereof (the “holder”), the following amounts (each an “Amount Payable”) in lawful money of the United States of America:

(a) on the fifth Business Day of each month starting with the second month during the Payment Period and ending with the fifth Business Day of the month immediately following the end of the Payment Period, an amount equal to the value of 1,667 troy ounces of gold based on the Index Price (as defined below) for such Business Day (expressed as an amount in Dollars) (each such amount, a “Payment Amount”);

(b) on the last Payment Date, in the event that, as at the last Payment Date, the aggregate of all Payment Amounts (the “Aggregate Repayment Amount”) is less than $18,375,000, an amount in cash equal to the amount by which the Aggregate Repayment Amount is less than $18,375,000;

(c) within five Business Days following the date on which any Change of Control occurs (the “Change of Control Date”), an amount equal to the greater of (i) the value of 20,000 troy ounces of gold based on the average daily Index Price for a 30-day period ending on the Change of Control Date relating to such Change of Control (expressed as an amount in Dollars) less the aggregate amount of the Payment Amounts previously paid by the Company to the Note Trustee, and (ii) $18,375,000 less the aggregate amount of the Payment Amounts previously paid by the Company to the Note Trustee; and

(d) upon the occurrence of any Event of Default, an amount equal to the greater of (i) the value of 20,000 troy ounces of gold based on the average daily Index Price for a 30-day period ending on the day such Event of Default occurs (or if several Events of Default exist at such time, the average daily Index Price for a 30-day period ending on the day that the first Event of Default occurred) (expressed as an amount in Dollars) less the aggregate amount of the Payment Amounts previously paid by the Company to the Note Trustee, and (ii) $18,375,000 less the aggregate amount of the Payment Amounts previously paid by the Company to the Note Trustee.

“Payment Period” means the period commencing on the last Business Day of each month during the period commencing August, 2010 and ending July, 2011.

“Index Price” means, at any time, the price per troy ounces of gold quoted by Bloomberg as at 5:00 prn Eastern Standard Time on the most recently ended Business Day (the “Bloomberg Price”), provided that if the Bloomberg Price is not available on such Business Day, then the Index Price shall be the price per troy ounces quoted by any other similar index reasonably selected by the Note Trustee (including COMEX or the London PM Fix).

The Company shall pay any Amount Payable by (i) forwarding or causing to be forwarded by same day delivery by 10:00 a.m. (Toronto time) at least two (2) Business Days prior to the applicable payment date, a certified cheque, bank draft or money order for such Amount Payable on the applicable payment date to the Paying Agent to be sent to the Holders of Notes for such payment at each Holder’s address appearing on the Register unless otherwise directed in writing by such Holder or, in the case of joint Holders, payable to all such joint Holders and addressed to one of them at the last address appearing in the Register and negotiable at par at each of the places at which an Amount Payable is payable; or (ii) by transferring to a Paying Agent via wire transfer or other electronic funds transfer, payment for such Amount Payable by 10:00 a.m. (Toronto time) at least two (2) Business Days prior to the applicable payment date to the Paying Agent for delivery to the Holder of Note on the Record Date for such payment, together with a direction to deliver such Amount Payable to such Holder via cheque at such Holder’s address appearing on the Register or, in the case of joint Holders, payable to all such joint Holders and addressed to one of them at the last address appearing in the Register. The forwarding of such cheque or the transferring of such payment and delivery of such direction shall satisfy and discharge the liability for the Amount Payable to the extent of the sum represented thereby unless such cheque is not paid on presentation at any of the places at which such Amount Payable is payable.

This Note is one of the Senior Secured Notes of the Company (the “Notes”) issued under the provisions of a note indenture (said note indenture as it may be supplemented or amended from time to time being herein referred to as the “Note Indenture”) dated January 22, 2010 between the Company and Computershare Trust Company of Canada (the “Note Trustee”).

Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Note Indenture. A copy of the Note Indenture is available for inspection at the offices of the Note Trustee.

Reference is hereby expressly made to the Note Indenture for a statement and description of the terms and conditions upon which this Note is issued and held and of the rights and remedies of the holder(s) of this Note, of the Company and of the Note Trustee with respect thereto all to the same effect as if the provisions of the Note Indenture were herein set forth, to all of which provisions the holder of this Note by acceptance hereof, assents in the event of any inconsistency between the provisions of this Note and the Note Indenture, the provisions of the Note Indenture shall prevail.

The Notes are issuable only as fully registered notes in denominations of $100,000 and integral multiples thereof. This Note is a direct obligation of the Company and is secured by a first charge on the Secured Assets subject only to the Permitted Encumbrances and the priority of security holders against certain of the Secured Assets thereunder. The Note Indenture contains restrictions on the right of the Company to incur additional indebtedness which is not Permitted Indebtedness, and to create, incur, assume or suffer to exist, certain Security Interests.

This Note may only be transferred upon compliance with the conditions prescribed in the Note Indenture, on the Register kept at the principal offices of the Note Trustee in the Cities of Vancouver, British Columbia or Toronto, Ontario and in such other place or places and/or by such other Registrars (if any) as the Company with the approval of the Note Trustee may designate by the registered holder hereof or its representatives or the holder’s attorney, duly appointed by an instrument in form and substance satisfactory to the Note Trustee or other Registrar and upon compliance with such reasonable requirements as the Note Trustee and/or other Registrar may prescribe.

This Note Indenture contains provisions making binding upon all holders of Notes outstanding thereunder resolutions passed at meetings of such holders held in accordance with such provisions and instruments signed by the holders of the outstanding Notes, which resolutions or instruments may have the effect of amending the terms of this Note or the Note Indenture.

The Note Indenture is and this Note shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

All references to “dollars” and “$” in this Note are to lawful money of the United States of America.

This Note shall not become obligatory for any purpose until this Note shall have been certified by the Note Trustee for the time being under the Note Indenture.

IN WITNESS WHEREOF, TIMMINS GOLD CORP. has caused this Note to be signed by its duly authorized officers as of the day of January, 2010.

NOTE TRUSTEE’S CERTIFICATION

This Note is one of the Senior Secured Notes referred to in the Note Indenture herein mentioned. Date:

TIMMINS GOLD CORP.

Per:

Authorized Signatory

The above note is countersigned:

COMPUTERSHARE TRUST COMPANY OF CANADA

Per:

Authorized Signatory

Per:

Authorized Signatory

Schedule A FORM OF TRANSFER

THE NOTES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A “U S. PERSON” OR TO ANY PERSON IN THE “UNITED STATES” AS SUCH TERMS ARE DEFINED IN REGULATIONS UNDER THE UNITED STATES SECURITIES ACT OF 1993, AS AMENDED (THE “U.S. SECURITIES ACT”)) OR TO ANY PERSON FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON OR A PERSON IN THE UNITED STATES, EXCEPT IN LIMITED CIRCUMSTANCES SPECIFIED IN THE NOTE INDENTURE,

TO: Timmins Gold Corp (the “Company”) c/o Computershare Trust Company of Canada

FOR VALUE RECEIVED, the undersigned hereby assign(s) and transfers unto:

the within Note of TIMMINS GOLD CORP. (or

$ principal amount thereof) and hereby irrevocably constitutes and appoints

, attorney to transfer the said aggregate principal amount

thereof on the books of TIMMINS GOLD CORP. referred to within with full power of substitution in the premises.

The undersigned hereby certifies that the transfer of such Note is not being made to, or, for the account or benefit of, and the offer of such Note was not made to, or, for the account or benefit of, and the person named above is not, and is not acting for the account or benefit of, a person in the “United States” or a “U. S person” (as such terms are defined in Regulation S under the U S. Securities Act) unless such transfer is exempt from registration under the U.S. Securities Act and all applicable state securities laws.

The undersigned hereby further certifies that the transfer of such Note is from (i) any fund managed by Sprott Asset Management L.P. (“SAM”) or Sprott Inc., (ii) SAM, (iii) Sprott Inc., or (iv) any of their respective Affiliates (as such term is defined in the Securities Act (Ontario)) to (A) any fund managed by SAM or Sprott Inc., (B) SAM, (C) Sprott Inc. or (D) any of their respective Affiliates.

Date:

Instructions: If the Note Certificate being transferred includes a legend restricting the transfer of the Notes pursuant to the U S. Securities Act. the Form of Transfer must be accompanied by either (a) a properly completed and executed declaration in form satisfactory to the Company to the effect that the transfer is being made outside the United States pursuant to Rule 904 of Regulation S under the U S Securities Act, or (b) a written opinion of counsel or other evidence reasonably satisfactory to the Company to the effect that the transfer is exempt from the registration requirements of tile U S. Securities Act and all applicable state securities laws

Signature of Transferor Name of Guarantor* Signature or Guarantor*

*Signature Guarantee: The signature on this Form of Transfer must correspond with the name as written upon the face of the certificate(s) in every particular, without alteration or enlargement, or any change whatsoever and must be guaranteed by a major Canadian Schedule 1 chartered bank or member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, MSP). The Guarantor must affix a stamp bearing the actual words “Signature Guaranteed”. Signature guarantees are not accepted from Treasury Branches, Credit Unions or Caisse Populaires unless they are members of a Medallion Program

SCHEDULE C DESCRIPTION OF MINING RIGHTS

(Please see attached.)

San Francisco Summary of Mineral Concessions								
Mineral Concession Name	Title Number	Owner	Location (UTM Nad 27 Mex)	Mineral Concession Type	Area (hectares)	Location Date	Expiry Date	Bi-Annual Fee (US $)
San Francisco	198971	Molimentales del Noroeste, SA de CV.	488,675.174 E 3,359,396.801 N	Exploitation	48	Nov 13, 1993	Feb. 10, 2044	500
San Francisco Dos	209618	Molimentales del Noroeste, SA de CV.	488,675.174 E 3,359,396.801 N	Exploitation	315.671	Dec 4, 1996	Aug. 2, 2049	2,810
San Francisco Cuatro	219301	Molimentales del Noroeste, SA de CV.	488,675.174 E 3,359,396.801 N	Exploitation	5,189.70	Aug 18, 2000	Feb. 25, 2053	13,128
Llano II	197203	Molimentales del Noroeste, SA de CV.	483,652.702 E 3,356,290.081 N	Exploitation	500	Oct 23, 1986	Aug. 18, 2043	4,451
Llano III	197202	Molimentales del Noroeste, SA de CV.	483,652.702 E 3,356,290.081 N	Exploitation	500	Oct 23, 1986	Aug. 26, 2043	4,451
Llano IV	222787	Molimentales del Noroeste, SA de CV.	488,675.174E 3,359,396.801N	Exploitation	500	Aug 31, 2004	Aug 30, 2054	629
Llano V	222788	Molimentales del Noroeste, SA de CV	488,675.174E 3,359,396.801N	Exploitation	500	Aug 31, 2054	Aug 30, 2054	629
Total:	-	-	-	-	7,553.38	-	-	26,598

111

IS

3’366,000 N

3’364,000 N

SAN FRANCISCO CUATRO

TIT-219301 SUP. 5,189.7042 Has.

3’362,000 N

3’360,000 N

3’358,000 N

3’356,000 N

SCHEDULE D GUARANTEE AGREEMENTS

(Please see attached.)

SCHEDULE E PROJECT ASSET PLEDGE

(Please see attached.)

SCHEDULE F SCHEDULE OF USE OF PROCEEDS

HBdooc-7563063v1 8

USE OF PROCEEDS

US $ X1000 TOTAL

Primary Crusher Rehabilitation $94

Secondary Crushing $1,414

Leach Pad Construction $448

Leach Solutions Handling $528

Infrastructure $288

Indirect Costs $15

Ejido land purchase $30

Crushing pre expansion $870

Mining Pre-production $1,543

Working Capital $2,952

Subtotal $8,182

Value Added Tax (Approx.) $1,250

Total Initial Capital Including VAT and New Scope $9,432

Legal fees and disbursements of lender’s counsel $143

Exploration Cost $400

Insurance $700

Finders Fee $300

Inmobiliaria Payment $4,025

Cumulative Total $15,000